UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Omniture, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

April 17, 2009

Dear Stockholder:

I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Omniture, Inc. to be held on Wednesday, May 13, 2009, at 10:00 a.m., local time, at our corporate headquarters in Orem, Utah.

Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Included with the proxy statement is a copy of our 2008 Annual Report.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by completing and returning the enclosed proxy card in the postage pre-paid envelope provided to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the annual meeting regardless of whether or not you attend in person.

I look forward to greeting you personally at the meeting and, on behalf of our Board of Directors and management team, I would like to express our appreciation for your ongoing support and continued interest in Omniture.

Sincerely,

Joshua G. James
President and Chief Executive Officer
Co-Founder and Stockholder

550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS OF OMNITURE, INC.

TO STOCKHOLDERS OF OMNITURE, INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Omniture, Inc. will be held on Wednesday, May 13, 2009, at 10:00 a.m., local time, at our corporate headquarters at 550 East Timpanogos Circle, Orem, Utah 84097, for the following purposes:

1.	To elect three Class III directors to the Board of Directors, each to serve a term of three years;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 9:30 a.m., local time. Only stockholders of record at the close of business on March 16, 2009, or their valid proxies, are entitled to vote at the meeting and any and all adjournments or postponements thereof. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (that is, in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 16, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.

A complete list of the stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during normal business hours at our corporate headquarters at 550 East Timpanogos Circle, Orem, Utah 84097.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 13, 2009. The Notice of 2009 Annual Meeting of Stockholders, proxy statement, proxy card, and our annual report for the fiscal year ended December 31, 2008, are available at http://www.omtr.com.

Your vote is very important. Even if you plan to attend the meeting in person, we encourage you to read the proxy statement and submit your proxy to ensure that your shares will be represented at the meeting if for any reason you are unable to attend. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time and vote in person. You may submit your proxy for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the postage pre-paid envelope provided.

By Order of the Board of Directors,

Shawn J. Lindquist
Chief Legal Officer and Secretary

Orem, Utah
April 17, 2009

YOUR VOTE IS IMPORTANT!
WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN
VOTING YOUR PROXY IS GREATLY APPRECIATED.

i

ii

550 East Timpanogos Circle
Orem, Utah 84097
www.omniture.com

2009 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

General Information

The Board of Directors of Omniture, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2009 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2009, at 10:00 a.m., local time, and for any adjournments or postponements of the meeting. The meeting will be held at our corporate headquarters at 550 East Timpanogos Circle, Orem, Utah 84097. (A map with directions accompanies this proxy statement.) Our annual report to stockholders for the fiscal year ended December 31, 2008, or fiscal 2008, including our financial statements for fiscal 2008, also accompanies this proxy statement.

We use several abbreviations in this proxy statement. All references in this proxy statement to “we,” “us,” “our,” “Omniture” or the “Company” shall mean Omniture, Inc. The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card, the Notice of 2009 Annual Meeting of Stockholders and our annual report for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on or about April 17, 2009. The term “meeting” or “annual meeting” means our 2009 Annual Meeting of Stockholders, except where the context provides otherwise. The term “record date” means March 16, 2009.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. These proxy materials are first being mailed on or about April 17, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

Why I am receiving these proxy materials?	Our Board of Directors of Omniture, Inc. is providing you with proxy materials in connection with the solicitation of proxies for use at Omniture’s 2009 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2009, at 10:00 a.m., local time, and any adjournments or postponements of the meeting. The purpose of the annual meeting is to consider and act on the matters set forth in this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

What should I do if I receive more than one set of proxy materials?	You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted at the annual meeting.

What is the record date for purposes of the annual meeting?	Our Board of Directors has set March 16, 2009, as the record date for the annual meeting.

Are proxy materials available on the Internet?	Yes. You may access the proxy materials at http://www.omtr.com.

What is the purpose of the annual meeting?	At the meeting, stockholders will act upon the items of business outlined in the Notice of 2009 Annual Meeting of Stockholders of Omniture, Inc. (found on the cover page of this proxy statement), each of which are described more fully below. In addition, management will report on the historical performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	Only stockholders of record as of the close of business on March 16, 2009, the record date, are entitled to participate in the meeting.

Please note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee (that is, in “street name”), you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement prior to March 16, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership in order to vote at the meeting. If you are unable to provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time.

Who is entitled to vote and how many votes do I have?	Only stockholders of record at the close of business on the record date are entitled to vote at the meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date, and you may not cumulate your votes for the election of directors. As of the record date, there were

76,085,385 shares of our common stock outstanding and entitled to vote, and there were approximately 255 stockholders of record, including the Depository Trust Company, which holds shares of our common stock on behalf of an indeterminate number of beneficial owners. We do not have any outstanding shares of preferred stock.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on by stockholders at the meeting are as follows:

1. The election of three Class III directors to the Board of Directors, each to serve a term of three years;

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

These proposals are described more fully below. As of the date of this proxy statement, the only business that our Board of Directors intends to present or knows that others will present at the meeting is as set forth in this proxy statement.

If any other matters are properly presented at the meeting, the persons who hold proxies will vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote on the proposals?	Our Board of Directors recommends that you vote (1) “FOR” all of the nominees to serve as Class III directors and (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009.

What is the voting requirement to approve each of the proposals?	Election of Directors. The three director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class III directors.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

What constitutes a “quorum” for the annual meeting?	At least a majority of the shares of our common stock outstanding as of the record date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

Your shares are counted as present at the meeting if you are either present and vote in person at the meeting or have properly submitted a proxy. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the meeting for the purposes of determining a quorum. If sufficient votes to constitute a quorum are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Omniture common stock present in person or represented by proxy at the meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment in that event.

How are votes counted?	With respect to the election of directors, you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD” with respect to one or more of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in street name and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote in the election of directors, your shares will have no effect in the election of directors.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote against the proposal. If you hold your shares in street name and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote, your shares will not be counted in the tally of the number of shares cast on the proposal and therefore may have the effect of reducing the number of shares needed to approve the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. However, if you sign your proxy card or voting instruction card without giving specific instructions on voting, your shares will be voted in accordance with the recommendations of our Board of Directors. In other words, your shares will be voted “FOR” all of the director nominees, “FOR” ratification of the independent registered public accounting firm and in the discretion of the proxy holders on any other matters that properly come before the meeting.

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of the independent registered public accounting firm), but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR,” “WITHHOLD” or “AGAINST” routine matters but will not vote on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	Because no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, if you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner.

Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Many Omniture stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, or, in the case of unvested restricted stock awards, with us directly, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held through a broker, bank or other nominee (for example, in a brokerage account), you are considered the beneficial owner of those shares held in “street name,” and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote. You are also invited to attend the annual meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the annual meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy — by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee — by completing, signing and dating the voting instruction card provided and mailing it in the accompanying pre-addressed envelope.

For additional directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

How can I vote my shares in person at the annual meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person at the meeting, but only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

If I sign a proxy card or voting instruction card, how will it be voted?	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you return a proxy card or voting instruction card or grant a proxy without giving specific voting instructions for a proposal, your shares will be voted as recommended by our Board of Directors on that proposal.

If you are the beneficial owner of shares held in street name and do not return the voting instruction card or provide instructions using the Internet or telephone voting systems, if available, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of the independent registered public accounting firm, but do not have discretion to vote on non-routine matters.

Can I change or revoke my vote after I return a proxy card or voting instruction card?	You may change or revoke your vote prior to the close of voting at the meeting.
If you are the stockholder of record, you may revoke your proxy or change your vote by:

• delivering to the Secretary of Omniture, prior to your shares being voted at the meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Omniture’s Secretary or should be sent so as to be delivered to Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097, Attn: Secretary); or

• attending the meeting and voting in person.

If you are the beneficial owner of shares held in street name, you may change your vote by:

• submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

• attending the meeting and voting in person if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Who will serve as inspector of election at the annual meeting?	We expect a representative of AST to tabulate the votes and act as inspector of election at the meeting.

Who can help answer my questions?	If you would like additional copies of this proxy statement, or if you have any questions about the meeting or how to vote or revoke your proxy, you should contact by letter or phone:

The Altman Group, Inc.
1200 Wall Street West
3rd Floor
Lyndhurst, NJ 07071
1-800-217-0538

Who is soliciting my vote and who will bear the costs of this solicitation?	Omniture is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of our Board of Directors, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. We have also engaged the Altman Group, Inc., or Altman, to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Altman a fee of approximately $3,500, plus customary costs and expenses for these services. We estimate that our total expenditures in connection with this proxy solicitation will be approximately $20,000. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of our common stock.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending on June 30, 2009.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?	You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our Secretary at our principal executive offices not later than December 18, 2009. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or Exchange Act, and any other applicable rules established by the U.S. Securities and Exchange Commission, or SEC. Proposals should be directed to our Secretary at the address of our principal executive offices set forth below.

For a stockholder proposal to be considered at next year’s annual meeting that is not intended to be included in Omniture’s proxy statement in accordance with Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary not earlier than February 1, 2010, nor later than March 3, 2010.

If the date of the next annual meeting of stockholders to be held in 2010 is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of this annual meeting, then notice of a stockholder proposal that is not intended to be included in Omniture’s proxy statement under Rule 14a-8 for such future meeting must be received not earlier than the close of business on the 120th day prior to the 2010 annual meeting of stockholders and not later than the close of business on the later of the following two dates:

• 90 days in advance of the 2010 annual meeting; and

• 10 calendar days after public announcement of the meeting date.

How may I recommend or nominate individuals to serve as directors?	You may propose director candidates for consideration by the Nominating and Governance Committee of our Board of Directors. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth below.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must, among other requirements set forth in our Corporate Governance Guidelines and bylaws, copies of which are located on our website, deliver the information required by our bylaws and a statement by the nominee consenting to being named as a nominee and serving as a director, if elected, and acknowledging that he or she will owe a fiduciary obligation to Omniture and its stockholders.

What is the deadline to propose or nominate individuals to serve as directors?	A stockholder may send a proposed director candidate’s name and information to our Board of Directors at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual meeting of stockholders, the stockholder must give timely notice in writing to our Secretary in accordance with our bylaws, which, in general, require that the notice be received in writing by the Secretary by close of business not earlier than February 1, 2010, nor later than March 3, 2010, unless the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the following two dates:

• 90 days in advance of the 2010 annual meeting; and

• 10 calendar days after public announcement of the meeting date.

How may I obtain a copy of Omniture’s bylaw provisions regarding stockholder proposals and director nominations?	You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available at http://www.omtr.com.

Where are Omniture’s principal executive offices?	Our principal executive offices are located at 550 East Timpanogos Circle, Orem, Utah 84097. Our telephone number is (801) 722-7000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock of:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 76,175,009 shares of common stock outstanding at March 31, 2009. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2009 (which is May 30, 2009). We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097.

	Amount and Nature	Percentage of
	of Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership (#)(1)	Outstanding (%)

5% Stockholders:
Wells Fargo & Company(2)	6,128,169	8.0
T. Rowe Price Associates, Inc.(3)	4,294,780	5.6
FMR LLC(4)	4,218,158	5.5
Directors and Executive Officers:
Joshua G. James(5)	3,800,446	4.9
Michael S. Herring(6)	354,901	*
Brett M. Error(7)	867,651	1.1
Christopher C. Harrington(8)	292,245	*
John F. Mellor(9)	168,765	*
D. Fraser Bullock(10)	351,373	*
Gregory S. Butterfield(11)	71,750	*
Dana L. Evan(12)	141,000	*
Mark P. Gorenberg(13)	1,947,046	2.6
Rory T. O’Driscoll(14)	1,750,953	2.3
John R. Pestana(15)	1,087,374	1.4
All directors and executive officers as a group (11 persons)(16)	10,833,504	13.8

*	Less than 1%.

(1)	The information provided in this table is based on our records, information supplied to us by our executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.

(2)	The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163. Beneficial ownership is based solely upon a Schedule 13G filed with the SEC on February 2, 2009, by Wells Fargo & Company reporting holdings of Omniture, Inc.

(3)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. Beneficial ownership is based solely upon a Schedule 13G filed with the SEC on April 3, 2009, by T. Rowe Price Associates, Inc. reporting holdings of Omniture, Inc. These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirement of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. Beneficial ownership is based solely upon a Schedule 13G/A filed with the SEC on March 10, 2009, by FMR LLC reporting holdings of Omniture, Inc.

(5)	Represents 1,178,327 shares that are directly owned by Mr. James; 1,933,333 shares that are directly owned by Cocolalla, LLC; and 688,786 shares issuable in connection with rights to acquire stock held by Mr. James that are issuable or exercisable within 60 days of March 31, 2009. Mr. James is the managing member of Cocolalla, LLC, and he has sole power to vote and dispose of the shares that are directly owned by Cocolalla, LLC.

(6)	Represents 231,475 shares that are directly owned by Mr. Herring, 117,072 shares issuable in connection with rights to acquire stock held by Mr. Herring that are issuable or exercisable within 60 days of March 31, 2009; and 6,354 shares held by Mr. Herring’s minor sons.

(7)	Represents 278,896 shares that are directly owned by Mr. Error and 588,755 shares issuable in connection with rights to acquire stock held by Mr. Error that are issuable or exercisable within 60 days of March 31, 2009.

(8)	Represents 3,969 shares that are directly owned by Mr. Harrington and 288,276 shares issuable in connection with rights to acquire stock held by Mr. Harrington that are issuable or exercisable within 60 days of March 31, 2009.

(9)	Represents 90,641 shares that are directly owned by Mr. Mellor and 78,124 shares issuable in connection with rights to acquire stock held by Mr. Mellor that are issuable or exercisable within 60 days of March 31, 2009.

(10)	Represents 133,500 shares issuable in connection with rights to acquire stock held by Mr. Bullock that are issuable or exercisable within 60 days of March 31, 2009, and 217,873 shares held by Jennifer Bullock, Mr. Bullock’s spouse.

(11)	Represents 2,500 shares that are directly owned by Mr. Butterfield and 69,250 shares issuable in connection with rights to acquire stock held by Mr. Butterfield that are issuable or exercisable within 60 days of March 31, 2009.

(12)	Represents 7,500 shares that are directly owned by Ms. Evan and 133,500 shares issuable in connection with rights to acquire stock held by Ms. Evan that are issuable or exercisable within 60 days of March 31, 2009.

(13)	Represents 15,988 shares directly owned by Mr. Gorenberg. Also Represents 1,931,058 shares that are directly owned by Hummer Winblad Venture Partners V, L.P. (“HWVP V”). The address of HWVP V is 1 Lombard Street, San Francisco, California 94111. Hummer Winblad Equity Partners V, L.L.C. (“HWEP V”), the general partner of HWVP V, may be deemed to have sole power to vote and dispose of the shares that are directly owned by HWVP V, and John Hummer, Ann L. Winblad, Mr. Gorenberg, Mitchell Kertzman and Douglas Hickey, the managing members of HWEP V, may be deemed to have shared power to vote and dispose of such shares. Mr. Gorenberg disclaims beneficial ownership in the shares held by HWVP V, except to the extent of his pecuniary interest therein.

(14)	Represents the shares held by Scale Venture Partners II, L.P. (“SVP”). The address of SVP is 950 Tower Lane, Suite 700, Foster City, California 94404. The voting and disposition of these shares held by SVP is determined by a two-thirds-in-interest of the six managing members of Scale Venture Management II, LLC, its general partner. Rory T. O’Driscoll is a managing member of Scale Venture Management II, LLC and, as such, has a pecuniary interest in a portion of the shares held by SVP. Mr. O’Driscoll disclaims beneficial ownership of the shares held by SVP, except to the extent of his proportionate pecuniary interest therein.

(15)	Represents 848,104 shares that are directly owned by Mr. Pestana and 29,687 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2009. Also Represents 209,583 shares that are directly owned by Erutinmo, LLC. Mr. Pestana, a member of our Board of Directors, is the managing member of Erutinmo, LLC, and he has sole power to vote and dispose of the shares that are directly owned by Erutinmo, LLC.

(16)	Represents 2,126,950 shares issuable upon the exercise of options or stock appreciation rights held by our executive officers and directors that are exercisable within 60 days of March 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our common stock and other equity securities of Omniture on Form 4 or Form 5. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were satisfied.

Our Insider Trading Policy permits directors, officers and other employees covered under the policy to establish, subject to certain conditions and limitations set forth in the policy, written trading plans that are intended to comply with Rule 10b5-1 under the Exchange Act, which permit automatic trading of common stock of Omniture, Inc. or trading of common stock by an independent person (such as a stockbroker) who is not aware of material, nonpublic information at the time of the trade. We are aware that certain of our directors and officers have entered into written trading plans, and we believe our directors and officers may establish such plans in the future.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has a written policy regarding the review and approval of related party transactions. Potential related party transactions are identified through an internal review process and those transactions that are determined to be interested transactions with related parties, as defined in the policy, are submitted for review and approval or ratification by the Audit Committee of our Board of Directors. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director shall participate in the approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee.

Registration Rights Agreement

Pursuant to the terms of an amended and restated registration rights agreement, Hummer Winblad Venture Partners V, L.P., Scale Venture Partners II, L.P., Cocolalla, LLC, Joshua G. James, Erutinmo, LLC, John R. Pestana and D. Fraser Bullock, who collectively hold approximately 10% of our common stock as of March 31, 2009, are entitled to certain rights with respect to the registration of those shares under the Securities Act of 1933, as amended, or the Securities Act. These shares are referred to as registrable securities. The holders of registrable securities possess registration rights pursuant to the terms of an amended and restated registration rights agreement between these holders of registrable securities and us. The amended and restated registration rights agreement provides that, if we determine to register any of our securities under the Securities Act, these holders are entitled to written notice of the registration and are entitled to include all or any portion of their registrable shares in the registration, subject to certain limitations. In addition, holders of registrable securities will have the right to require us, on no more than two occasions, to file a registration statement under the Securities Act to register all or any part of the registrable securities held by them, subject to certain conditions and limitations. Further, these holders may require us to register all or any portion of their registrable securities on Form S-3, so long as this form is available to us, subject to certain conditions and limitations.

Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted under Delaware law. See the “Limitation on Liability and Indemnification Matters” section of this proxy statement.

We have also entered into employment and change of control agreements with our executive officers as more fully described under the “Employment Agreements and Change-in-Control Arrangements” section of this proxy statement.

PROPOSAL I
ELECTION OF DIRECTORS

General

Our Board of Directors is composed of seven directors. Our bylaws permit our Board to establish by resolution the authorized number of directors, and seven directors are currently authorized. The authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire Board, although no decrease in the authorized number of directors will have the effect of removing an incumbent director from the Board until such director’s term expires.

Our Board of Directors is divided into three classes of directors serving staggered three-year terms as follows:

•	Class I directors consist of D. Fraser Bullock and Mark P. Gorenberg, whose terms will expire at the 2010 annual meeting of stockholders;

•	Class II directors consist of Gregory S. Butterfield and John R. Pestana, whose terms will expire at the 2011 annual meeting of stockholders; and

•	Class III directors consist of Dana L. Evan, Joshua G. James and Rory T. O’Driscoll, whose terms will expire at this annual meeting.

Directors for a class whose terms expire at a given annual meeting will be up for re-election for three-year terms at that meeting. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of management. There are no family relationships among any of our directors or executive officers.

Nominees for Class III Directors Election at the 2009 Annual Meeting of Stockholders

There are three nominees up for election as class III directors this year. Based on the report of the Nominating and Governance Committee, our Board of Directors has approved the nomination of Dana L. Evan, Joshua G. James and Rory T. O’Driscoll for re-election as class III directors at the 2009 annual meeting. If re-elected, Ms. Evan and Messrs. James and O’Driscoll will hold office as class III directors until our 2012 annual meeting of stockholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting for directors, your shares will be voted for the three nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board of Directors expects that each nominee will be available to serve as a director. In the event Ms. Evan, Mr. James or Mr. O’Driscoll becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Ms. Evan and Messrs. James and O’Driscoll.

Information Concerning the Nominees for Election as Class III Directors

The following table sets forth information concerning the nominees for election as class III directors at the 2009 annual meeting, including information as to each nominee’s age and business experience as of the record date.

			Director
Name of Nominee	Age	Position/Principal Occupation During Past Five Years	Since

Dana L. Evan(1)(2)	49	Dana L. Evan has served as a director since May 2006. From January 2001 to July 2007, Ms. Evan served as Executive Vice President of Finance and Administration and Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the Internet and telecommunications networks. From June 1996 until December 2000, she served as Vice President of Finance and Administration and Chief Financial Officer of VeriSign, Inc. From 1988 to June 1996, Ms. Evan worked as a financial consultant in the capacity of chief financial officer, vice president of finance or corporate controller for various public and private companies and partnerships, including VeriSign, Inc. from November 1995 to June 1996. Prior to 1988, she was employed by KPMG LLP, most recently as a senior manager. Ms. Evan serves as a director of a number of privately held companies. Ms. Evan is a Certified Public Accountant and holds a B.S. in Commerce with a concentration in Accounting and Finance from Santa Clara University.	2006

Joshua G. James	35	Joshua G. James is one of our founders and has served as a director since 1998 and as our Chief Executive Officer or President since 1996. From 1996 to 1998, Mr. James co-founded and co-managed several entities that were our predecessors. Mr. James also served on the Brigham Young University eBusiness Advisory Board and is a Platinum Founder of the BYU Center for Entrepreneurship. He has lectured for numerous university classes and served on several other industry, advisory and private company boards. Mr. James attended Brigham Young University.	1998

Rory T. O’Driscoll(1)(2)	44	Rory T. O’Driscoll has served as a director since June 2005. Mr. O’Driscoll is a Managing Member of Scale Venture Management, LLC and Scale Venture Management II, LLC. Mr. O’Driscoll joined BA Venture Partners, a venture capital firm and the predecessor to Scale Venture Management LLC, in 1994. Prior to joining BA Venture Partners, Mr. O’Driscoll worked in Corporate Development at Bank of America and was a founder and the Chief Executive Officer of Mercia Ltd., a manufacturing company based in the United Kingdom. Mr. O’Driscoll currently serves as a director of a number of privately held companies. Mr. O’Driscoll holds a B. Sc. in Economics with a specialization in accounting and finance from the London School of Economics.	2005

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

The three director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as class III directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the meeting.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR CLASS III DIRECTORS.

Information Concerning Incumbent Directors Whose Terms of Office Continue After the 2009 Annual Meeting

The following sets forth information concerning the directors whose terms of office continue after the 2009 annual meeting, including information as to each director’s age and business experience as of the record date.

			Director
Name	Age	Position/Principal Occupation During Past Five Years	Since

D. Fraser Bullock(3)	54	D. Fraser Bullock has served as a director since November 2003 and as Chairman of our Board of Directors since February 2008. Mr. Bullock is one of the co-founders of Sorenson Capital, a private equity firm, and has served as Managing Director of Sorenson Capital since 2003. Mr. Bullock joined the Salt Lake Organizing Committee for the Olympic Winter Games of 2002 in 1999 as its Chief Operating Officer and in 2002 was appointed President and Chief Executive Officer. From 1996 to 2002, Mr. Bullock served as Managing Director of Alpine Consolidated, LLC, which specialized in effecting business consolidations. Mr. Bullock has also served as President of Visa Interactive, was one of the original partners of Bain Capital and previously held various positions at Bain & Company. He serves as a director of a number of privately held companies. Mr. Bullock holds a B.A. in Economics and an M.B.A. from Brigham Young University.	2003

Gregory S. Butterfield(1)(2)	49	Gregory S. Butterfield has served as a director since December 2005. Mr. Butterfield has served as Managing Partner of SageCreek Partners, a mentor capital firm, since July 2008. From April 2007 until June 2008, Mr. Butterfield served as the group president of the Altiris and Server and Storage business units of Symantec Corporation, an enterprise software company. Mr. Butterfield served as the President and Chief Executive Officer and a director of Altiris, Inc. from February 2000 until Altiris was acquired by Symantec Corporation in April 2007. Mr. Butterfield has also served as Vice President, Sales for Legato Systems, Inc., a backup software company, Executive Vice President of Worldwide Sales for Vinca, a fault tolerance and high availability company, Regional Director of the Rocky Mountain Region for Novell, Inc., a provider of infrastructure software and services, and Vice President of North American Sales for WordPerfect Corporation, a software company. He serves as a director of a number of privately held companies. Mr. Butterfield holds a B.S. in Business Finance from Brigham Young University.	2005

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

			Director
Name	Age	Position/Principal Occupation During Past Five Years	Since

Mark P. Gorenberg(2)(3)	54	Mark P. Gorenberg has served as a director since April 2004. Since 1990, Mr. Gorenberg has been a managing member of Hummer Winblad Equity Partners II, L.P., Hummer Winblad Equity Partners III, L.L.C., Hummer Winblad Equity Partners IV, L.L.C., Hummer Winblad Equity Partners V, L.L.C., and Hummer Winblad Equity Partners VI, L.L.C. Previously, Mr. Gorenberg was a Senior Software Manager in advanced product development at Sun Microsystems, Inc., a provider of network computing products and services. Mr. Gorenberg currently serves as a director of a number of privately held companies. He is also a member of the Corporation of the Massachusetts Institute of Technology. Mr. Gorenberg holds a B.S. in Electrical Engineering from Massachusetts Institute of Technology, an M.S. in Electrical Engineering from the University of Minnesota and an M.S. in Engineering Management from Stanford University.	2004

John R. Pestana	35	John R. Pestana is one of our founders and served as Chairman of our Board of Directors from 1998 to February 2008. Mr. Pestana served as our Executive Vice President, Customer Success from 2004 to November 2007. From 1998 to 2004, Mr. Pestana served as our President, and from 1996 to 1998, Mr. Pestana co-founded and co-managed several entities that were our predecessors. Mr. Pestana is a Platinum Founder of the BYU Center for Entrepreneurship. Mr. Pestana currently serves as a director of a number of privately held companies. Mr. Pestana attended Brigham Young University.	1998

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Omniture is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining Omniture’s integrity in the marketplace. We have adopted a code of conduct for directors, officers (including our principal executive officer and principal financial and accounting officer) and employees. We have also adopted formal corporate governance guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of each of our Board committees, form the framework for governance of Omniture. All of these documents are accessible via our website located at http://www.omtr.com. We intend to post on our website any amendments to our code of conduct or waivers of provisions of the code of conduct for directors and executive officers.

Stockholders may request free printed copies of our code of conduct, the corporate governance guidelines and the Board committee charters by writing to us at:
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Investor Relations

Board Structure and Committee Composition

As of the date of this proxy statement, our Board of Directors is composed of seven directors and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Governance Committee. The membership and the function of each of the committees are described below. Our Board may from time to time establish a new committee or dissolve an existing committee depending on the circumstances.

Our Board of Directors held 10 meetings during 2008. The Audit Committee held five meetings, the Compensation Committee held six meetings and our Nominating and Governance Committee held two meetings in 2008. Each director attended at least 75% of all Board and applicable Committee meetings. We encourage, but do not require, our Board members to attend the annual meeting of stockholders. All of our directors attended our 2008 annual meeting of stockholders.

Director Independence

Our corporate governance guidelines provide that a majority of our Board of Directors shall consist of independent directors. Our Board has undertaken a review of the independence of each director and considered whether each director had a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that there was a reasonable basis to conclude Ms. Evan and Messrs. Bullock, Butterfield, Gorenberg and O’Driscoll, representing five of our six non-employee directors and five of our seven directors, are “independent directors” as such term is defined for purposes of the rules of The Nasdaq Stock Market for companies listed on the Nasdaq Global Select Market, or the Nasdaq rules. Messrs. James and Pestana do not meet the independence standards above because they are or were within the past three years employees and executive officers of Omniture. In addition, our Board also determined that there was a reasonable basis to conclude that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

Audit Committee

Ms. Evan and Messrs. Butterfield and O’Driscoll comprise the Audit Committee of our Board of Directors. Ms. Evan is the chair of the Audit Committee. Our Board has determined that there is a reasonable basis to conclude that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the SEC rules and Nasdaq rules. Our Board has also determined that there is a reasonable basis to conclude that Ms. Evan qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements set forth in the Nasdaq rules. The primary purpose of the Audit Committee is to assist the Board in the oversight and monitoring of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance and our company’s internal accounting and financial controls and reporting practices. The Audit Committee is responsible for, among other things:

•	selecting, appointing, retaining and overseeing the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work;

•	evaluating the qualifications, performance and independence of the independent registered public accounting firm and other accounting firms retained to provide services to our company, as the case may be;

•	pre-approving audit and non-audit services provided to our company by the independent registered public accounting firm and other retained accounting firms, as the case may be;

•	reviewing on a continuing basis the adequacy of our internal control structure and procedures for financing reporting;

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and quarterly unaudited financial statements, including the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our company’s annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the SEC;

•	the audit committee report included in our annual proxy statements;

•	providing oversight of and review at least annually of our guidelines and policies with respect to risk assessment and risk management, including our investment policies;

•	providing oversight of and review of our policies regarding information technology and management information systems;

•	reviewing and approving or ratifying any related party transactions in accordance with the terms of our policy concerning such transactions;

•	reviewing and approving our Code of Conduct and amendments to and compliance with it;

•	establishing and monitoring procedures for the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters; and

•	serving as our qualified legal compliance committee.

The Audit Committee has the authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees and terms and all non-audit engagements, as permissible, with such firm or other accounting firms, as the case may be. The Audit Committee may obtain advice and assistance from outside legal counsel, experts or other advisors, with the authority to retain such counsel, experts or other advisors in its discretion, along with the authority to approve related fees and retention terms. The Audit Committee operates pursuant to a charter, which is accessible on the Investor Relations section of our website at http://www.omtr.com.

Compensation Committee

Ms. Evan and Messrs. Butterfield, Gorenberg and O’Driscoll comprise the Compensation Committee of our Board of Directors. Mr. Butterfield is the chair of the Compensation Committee. Our Board has determined that there is a reasonable basis to conclude that each member of the Compensation Committee meets the requirements for independence under the Nasdaq rules. The Compensation Committee is responsible for, among other things:

•	determining or recommending to the Board for its determination the compensation of our chief executive officer and other officers who report to our chief executive officer, including general compensation goals and guidelines and performance targets and the criteria by which incentive bonus compensation are determined;

•	reviewing and approving our executive compensation policies, plans, and programs generally, including any incentive compensation plans and equity-based plans;

•	reviewing and approving all forms of compensation to be provided to our officers;

•	administering our equity compensation plans within the authority delegated by our Board, including granting and amending equity awards under our plans;

•	the compensation committee report included in our annual proxy statements; and

•	reviewing and discussing with management the Compensation Discussion and Analysis and, based on such review and discussions, recommending whether it be included in our annual proxy statements.

The Compensation Committee may delegate its authority to a subcommittee or its chairperson when it deems it appropriate or in the best interests of the company; provided, however that such delegation is not in violation of applicable law or the rules and regulations of companies with securities quoted on Nasdaq. The Compensation Committee may also delegate to certain officers the authority to make equity plan grants to non-officer employees and to officers (other than executive officers for purposes of Section 16 of the Exchange Act) subject to limitations set forth by the Compensation Committee on such awards and compliance with Delaware General Corporation Law. The Compensation Committee operates pursuant to a charter, which is accessible on the Investor Relations section of our website at http://www.omtr.com.

Compensation Committee Interlocks and Insider Participation

During 2008, Ms. Evan and Messrs. Bullock, Butterfield, Gorenberg and O’Driscoll served on the Compensation Committee of our Board of Directors. On May 14, 2008, Mr. Bullock was released from service on the Compensation Committee and Ms. Evan was appointed to serve on the Compensation Committee. None of the members of the Compensation Committee is an officer or employee of our Company. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Nominating and Governance Committee

Messrs. Bullock and Gorenberg comprise the Nominating and Governance Committee of our Board of Directors. Mr. Bullock is the chair of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;

•	developing and recommending governance principles applicable to our Company and the Board;

•	overseeing the evaluation of our Board and management; and

•	assisting the Board by identifying prospective director nominees and the director nominees for annual meetings of stockholders.

The Nominating and Governance Committee operates pursuant to a charter, which is accessible on the Investor Relations section of our website at http://www.omtr.com.

Consideration of Director Nominees

Stockholder Recommendations

The policy of the Board of Directors is that the Nominating and Governance Committee is to consider properly submitted stockholder recommendations and nominations for candidates for membership on the Board as described under “Identifying and Evaluating Nominees for Directors” below. In evaluating the proposed candidates, the Nominating and Governance Committee seeks to bring to the Board a balance of relevant knowledge, experience and capability while addressing the considerations identified under “Director Qualifications” below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include evidence of the stockholder’s ownership of Omniture common stock as well as the nominee’s name, home and business addresses and other contact information, detailed biographical data, qualifications for Board membership, and information regarding any relationships between the recommended candidate and Omniture within the last three years, and should be addressed to:
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Secretary

Stockholder Nominees

Our bylaws permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with our bylaws, please see “Questions and Answers about the Annual Meeting and Procedural Matters — How may I recommend or nominate individuals to serve as directors?”

Director Qualifications

Our Board of Directors does not currently believe there are any specific minimum qualifications that must be met by each candidate for the Board, other than what is required under applicable SEC and Nasdaq rules, nor does the Board currently believe there are any specific qualities or skills necessary for one or more of the members of the Board to possess. However, our corporate governance guidelines identify some of the many factors that the Nominating and Governance Committee will consider when evaluating candidates for a position on our Board, including matters of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other time commitments and the like. Our Board also believes that eligible candidates must complement a Board that is comprised of directors who are predominately independent and of high integrity, and who offer the relevant experience, leadership skills and other qualifications that will increase overall Board effectiveness.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee of our Board of Directors is responsible for, among other things, identifying and evaluating potential director candidates and either selecting candidates for nomination to the Board or making recommendations to the Board concerning director nominees. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders, employees or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee. As described above, the Nominating and Governance Committee will consider properly submitted stockholder recommendations and nominations for candidates for the Board. Following verification of the status of stockholders proposing candidates, all properly submitted recommendations will usually be aggregated and evaluated by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating

and Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder, but will not evaluate such director nominees differently than those recommended by stockholders. In evaluating director candidates, the Nominating and Governance Committee will seek to achieve those objectives described under “Director Qualifications” above and more particularly set forth in our corporate governance guidelines.

Executive Sessions

Executive sessions of independent directors are held regularly and chaired by Mr. Bullock, who is the Chairman of the Board. Any non-employee director can request that additional executive sessions be scheduled. In addition, the Audit Committee holds regular executive sessions, chaired by Ms. Evan, who is the chair of the Audit Committee.

Compensation of Directors

Non-Employee Directors

In March 2006, our Board of Directors adopted a compensation program for non-employee directors. In 2008, we engaged Compensia, Inc., an outside independent compensation consultant, to evaluate the competitiveness of the program and make recommendations regarding potential revisions to the program. Compensia provided market data, historical compensation information and advice regarding best practices in non-employee director compensation and compensation trends. Based on the report and recommendations from Compensia, in September 2008, our Board of Directors amended our compensation program for non-employee directors. The table below sets forth the changes in non-employee director compensation:

Element of Compensation	Prior to September 10, 2008		After September 10, 2008

Annual director retainer	•	$25,000, paid quarterly in arrears	•	$15,000, paid quarterly in arrears
Compensation for Board meetings	•	$2,500 for attendance in person	•	$2,500 for attendance in person
	•	$1,000 for attendance by telephone	•	$1,000 for attendance by telephone
Annual cash retainer(1)	•	$10,000 for the chair of the Audit Committee	•	$45,000 for the Chairman of the Board
	•	$3,000 for other Board committee chairs	•	$14,000 for the chair of the Audit Committee
			•	$5,000 for other Board committee chairs
Automatic initial equity award grant(s)(2)	•	a SAR award covering 50,000 shares	•	a SAR award covering 19,000 shares, and
			•	a RSU award covering 7,000 shares
Exercise Price of SAR	•	equal to the fair market value of the common stock on the date of grant	•	equal to the fair market value of the common stock on the date of grant
3-year Vesting Schedule(s) of Equity Awards	•	1/3rd of the shares vest on the 1-year anniversary of the grant date and 1/12th of the shares vest at the end of each quarter thereafter so that the award is fully vested after 3 years	•	1/3rd of the shares vest on each year anniversary of the grant date so that the award is fully vested after 3 years
Automatic annual equity award grant(s)(2)(3)	•	a SAR award covering 25,000 shares	•	a SAR award covering 9,500 shares, and
			•	a RSU award covering 3,500 shares
Exercise Price of SAR	•	equal to the fair market value of the common stock on the date of grant	•	equal to the fair market value of the common stock on the date of grant
1-year Vesting Schedule(s) of Equity Awards	•	vests in full on the day prior to the next annual stockholders meeting	•	vests in full on the day prior to the next annual stockholders meeting

(1)	Prior to September 10, 2008, we did not pay a cash retainer for service as Chairman of the Board.

(2)	Automatic grants will be made from our 2006 Equity Incentive Plan, and vesting is subject to the director continuing to serve on the Board of Directors through the applicable vesting dates. In the table above, an award of stock appreciation rights is referred to as a SAR award, and an award of restricted stock units is referred to as a RSU award.

(3)	Beginning in 2009, automatic annual grants will be made only to directors who have served on the Board for at least 6 months prior to the grant date (the date of the applicable annual stockholders meeting).

In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock and restricted stock units will lapse, all performance goals or other vesting requirements for performance shares will be deemed achieved, and all other terms and conditions will be deemed met.

Pursuant to a separation agreement with Mr. Pestana dated March 28, 2007, Mr. Pestana voluntarily resigned from his position as Executive Vice President, Customer Success effective upon November 15, 2007, or the separation date. However, Mr. Pestana continues to serve on our Board of Directors. Effective on the separation date, Mr. Pestana entered into a release of claims and acknowledgement providing Omniture with a general release and in which Mr. Pestana agreed to certain restrictive covenants, including confidentiality, and non-competition and non-solicitation for a period of 18 months after the separation date, and pursuant to which Omniture acknowledged it will reimburse Mr. Pestana 100% of the cost of the COBRA premiums for group health, dental and/or vision plans for himself and his covered dependents for up to 18 months after the separation date. Mr. Pestana is entitled to receive the same compensation that each other non-employee director is entitled to receive under our compensation program for non-employee directors, as modified from time to time by our Board. However, Mr. Pestana will not receive any new equity awards under such program until beginning on the date of our annual meeting of stockholders held in 2010. He is currently vesting in stock options that he was awarded prior to his resignation as an executive officer of the Company.

2008 Compensation of Non-Employee Directors

The table below sets forth, for each non-employee director, the total amount of compensation related to his or her service during 2008:

	Fees Earned	Stock Option
	in Cash	Awards	Total
Name	($)	($)(1)	($)

D. Fraser Bullock(2)	61,861	121,012	182,873
Gregory S. Butterfield(3)	51,043	208,541	259,584
Dana L. Evan(4)	52,158	320,196	372,354
Mark P. Gorenberg(5)	46,929	—	46,929
Rory T. O’Driscoll(6)	47,929	—	47,929
John R. Pestana(7)	36,429	63,799	100,228

(1)	Represents the amount of stock-based compensation expense recognized during the year ended December 31, 2008, for financial accounting purposes in accordance with Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment,” or SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2008, included in our annual report on Form 10-K filed with the SEC on February 27, 2009.

(2)	On October 25, 2005, Mr. Bullock was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan, with an exercise price of $3.00 per share. One-half of the shares subject to the option vested on October 25, 2006, and the remaining one-half of the shares subject to the option vested on October 25, 2007. The stock option expires on October 24, 2015. As of December 31, 2008, all 108,500 shares subject to this stock option remain available for exercise. However, we did not recognize any stock-based compensation expense related to this stock option because it was granted prior to our adoption of SFAS 123R on January 1, 2006. On May 14, 2008, Mr. Bullock was granted an award of stock appreciation rights covering

25,000 shares of our common stock, with an exercise price of $24.67. This award of stock appreciation rights was not vested as of December 31, 2008.

(3)	On December 5, 2005, Mr. Butterfield was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan, with an exercise price of $3.00 per share. One-half of the shares subject to the stock option vested on December 5, 2006, and the remaining one-half of the shares subject to the stock option vested on December 5, 2007. The stock option expires on December 4, 2015. As of December 31, 2008, 44,250 shares subject to this stock option remained available for exercise. However, we did not recognize any stock-based compensation expense related to this stock option because it was granted prior to our adoption of SFAS 123R on January 1, 2006. On May 23, 2007, Mr. Butterfield was granted an award of stock appreciation rights covering 25,000 shares of our common stock, with an exercise price of $19.11. This award of stock appreciation rights vested on May 14, 2008, and all of the 25,000 shares subject to this award remain available for exercise. On May 14, 2008, Mr. Butterfield was granted an award of stock appreciation rights covering 25,000 shares of our common stock, with an exercise price of $24.67. This award of stock appreciation rights was not vested as of December 31, 2008.

(4)	On May 15, 2006, Ms. Evan was granted an option to purchase 108,500 shares of common stock under our 1999 Equity Incentive Plan, with an exercise price of $8.92 per share. One-half of the shares subject to the stock option vested on May 15, 2007, and the remaining one-half of the shares subject to the stock option vested on May 15, 2008. The stock option expires on May 14, 2016. As of December 31, 2008, 83,500 shares subject to this stock option remained available for exercise. On May 23, 2007, Ms. Evan was granted an award of stock appreciation rights covering 25,000 shares of our common stock, with an exercise price of $19.11. This award of stock appreciation rights vested May 14, 2008, and all 25,000 shares subject to this award remain available for exercise. On May 14, 2008, Ms. Evan was granted an award of stock appreciation rights for 25,000 shares of our common stock, with an exercise price of $24.67. This award of stock appreciation rights was not vested as of December 31, 2008.

(5)	Mr. Gorenberg has never been granted any awards of stock options or stock appreciation rights.

(6)	Mr. O’Driscoll has never been granted any awards of stock option or stock appreciation rights.

(7)	Mr. Pestana served as our Executive Vice President, Customer Success until November 15, 2007, at which time he voluntarily resigned from this position, and until such time he was compensated as an employee and executive officer of the Company. While an employee, on March 29, 2006, Mr. Pestana was granted an option to purchase 50,000 shares of common stock under our 2006 Equity Incentive Plan, with an exercise price of $7.50 per share. As a result of Mr. Pestana’s continuing service as a member of our Board of Directors, this stock option continues to vest, and 37,500 of the shares subject to this stock option vest in equal amounts each month until March 29, 2010 and 12,500 of the shares subject to this stock option will vest on March 29, 2010. The stock option expires on March 28, 2016. As of December 31, 2008, 25,781 of the shares subject to this stock option were vested and remained available for exercise, while 24,219 shares subject to the stock option were unvested.

Types of Equity Awards

Restricted Stock Units.  We are authorized to grant restricted stock units, or RSUs, under our 2006 Equity Incentive Plan, or 2006 Plan. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis.

Stock Appreciation Rights.  We are authorized to grant stock appreciation rights, or SARs, under our 2006 Plan. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. The base value of each SAR equals the value of our common stock on the date the SAR is granted. Upon surrender of a SAR, unless we elect to deliver common stock, we will pay an amount in cash equal to the value of our common stock on the date of delivery over the base price of the SAR. Our Board of Directors and the Compensation Committee, and to a limited extent our Stock Option Committee, are authorized to grant SAR awards under our 2006 Plan, and they determine the terms of SARs, including when these rights become exercisable and whether to pay the increased appreciation in cash, with shares of our common stock, or with some combination thereof. Stock appreciation rights expire under the same rules that apply to stock options.

In May 2008, automatic annual grants of a stock appreciation right covering 25,000 shares of common stock with a per share exercise price equal to $24.67 were granted to Ms. Evan and Messrs. Bullock and Butterfield. The awards vest in full on the day prior to our 2009 annual meeting of stockholders. These awards will be settled with shares of our common stock upon exercise. Messrs. Gorenberg and O’Driscoll elected not to receive their automatic annual grants of stock appreciation rights in 2008. We have been informed that Messrs. Gorenberg and O’Driscoll will elect to receive their annual grants of SARs and RSUs in 2009, in accordance with the terms of our compensation program for non-employee directors as described above.

Employee Directors

Our employees who also serve as directors will receive compensation for their services as employees, but they will not receive any additional compensation for their service as directors while they are employed by the Company. Mr. James currently serves as our President and Chief Executive Officer and is compensated as such, as described in the “Executive Compensation” section of this proxy statement.

Director Stock Ownership Guidelines

In September 2008, our Board of Directors adopted stock ownership guidelines for directors. The guidelines require each director to hold at least 5,000 shares of our common stock. All future directors will be expected to comply with the ownership guidelines within four years after their appointment or election to the Board. Existing directors will be expected to comply with the ownership guidelines within two years. Messrs. James and Pestana are currently in compliance with the ownership guidelines, and we expect the other members of the Board to be in compliance with the ownership guidelines by September 2010.

Communications with the Board of Directors

If you wish to communicate with our Board of Directors or any Board committee or any member of the Board, please send a letter or email using the contact information provided below. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board of Directors, the non-employee directors or individual directors as appropriate. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Write to the Board of Directors at:

Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Secretary
Email: corpgov@omniture.com

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

The Compensation Committee of our Board of Directors determines compensation objectives, philosophy and forms of compensation and benefits for our employees. In addition to other responsibilities given to the Compensation Committee by our Board from time to time, the committee determines the compensation of our chief executive officer and other officers who report to our chief executive officer, including general compensation goals and guidelines and performance targets and the criteria by which incentive bonus compensation are determined. The Compensation Committee reviews and approves our executive compensation policies, plans, and programs generally, including any incentive compensation plans and equity-based incentive plans. The Compensation Committee also administers our equity incentive plans within the authority delegated by our Board. Several members of senior management also participate in the Compensation Committee’s executive compensation process and the Compensation Committee receives reports and recommendations from Compensia, Inc., an outside, independent compensation consulting firm. This Compensation Discussion and Analysis discusses our executive compensation program and the amounts shown in the executive compensation tables that follow for our named executive officers, or NEOs. Our NEOs are the following executive officers:

•	Joshua G. James, our Co-Founder, President and Chief Executive Officer, or CEO;

•	Michael S. Herring, our Chief Financial Officer and Executive Vice President;

•	Brett M. Error, our Chief Technology Officer and Executive Vice President, Products;

•	Christopher C. Harrington, our President, Worldwide Sales and Client Services; and

•	John F. Mellor, our Executive Vice President, Business Development and Corporate Strategy.

In general, the types of compensation and benefits provided to our NEOs are equivalent to those provided to most other employees and include salary, incentive cash bonuses, long-term equity incentive awards, and other benefits as described below.

Executive Compensation Philosophy, Objectives and Challenges

Omniture’s Compensation Committee has responsibility for implementing our executive compensation philosophy and ensuring that the total compensation paid to our executive leadership team, including our named executive officers, is competitive. The primary objectives of our executive compensation are to:

•	attract, motivate and retain highly qualified and talented executives needed to manage and staff a high-growth business operation in an innovative industry;

•	align management and stockholder interests by tying a large percentage of executives’ compensation, in the form of cash incentives and long-term equity incentives, to performance of the Company;

•	provide incentives for superior performance and motivate executives to attain both individual and group goals that are established by management and our Board by tying annual cash incentives to achievement of those goals; and

•	compensate our executives at levels competitive with peer companies.

Our philosophy with respect to our executive compensation is to reward the individuals with the greatest responsibilities and our top performers — those individuals who we believe have the potential to contribute the most to the success of our business — with commensurate pay packages, but only if they and Omniture achieve a high level of performance. Within Omniture, executive compensation is weighted most heavily towards the members of our executive leadership team because we believe they have the potential to make the greatest impact on our business and financial results.

Various elements of our compensation are tailored to accomplish specific objectives, including the following:

•	Base salary and benefits are set at a level designed to be competitive with those of our peers in order to allow us to attract and retain highly qualified employees.

•	Annual and quarterly incentive bonuses, or cash incentives, are designed to focus executives’ efforts on achievement of short and long-term goals within their areas of responsibility. Additionally, since we believe that a growing, profitable company creates stockholder value, annual incentive cash bonuses are designed to align executives’ and stockholders’ interests by making payouts contingent on the achievement of metrics such as revenue growth and improved profitability. These performance metrics are tailored to each executive’s position and role at Omniture.

•	Equity incentives are designed to align the interests of executives with those of stockholders by rewarding outstanding performance and providing long-term incentives based on stockholder value creation. Equity awards represent a significant portion of the potential long-term incentive compensation of our executives, and time-based vesting of these awards provides incentives for the executives to remain employed with Omniture. Our equity award program for our executive leadership team, including our NEOs, utilizes both stock option awards and, more recently, RSU awards. Stock options provide actual economic value to the holder if the price of Omniture common stock has increased from the grant date at the time the option is exercised. We believe stock options provide both incentive for the executives to increase stockholder value over the long term as well as incentive to remain employed with Omniture. RSUs have economic value when they vest, so that they have some retention value even if the stock price declines or stays flat. Stock options motivate executive officers by providing more potential upside over the long term. RSUs align executive officers with stockholders and balance our compensation program design, as they take into account both upside and downside risk in our stock price. We believe equity compensation provides significant motivation to our executives to contribute to Omniture’s growth, financial success and stockholder value.

In addition, we face challenges in hiring executives due to a number of factors that contribute to the existence of a relatively small pool of available executive talent. These challenges are similar to those faced by many high-growth technology companies. In our opinion, this makes recruiting and retaining key executives difficult, and our compensation takes into account and seeks to address this difficulty. The challenges that we face include the following:

High Growth. We are a high-growth technology company. During the past four years, we have grown from 305 employees at December 31, 2005, to 1,189 employees at December 31, 2008. We added approximately 476 employees during 2008. Our revenue has also grown rapidly, as has the geographic and technical scope of our operations. During the past four years, our revenue has grown from $42.8 million for the year ended December 31, 2005, to $295.6 million for the year ended December 31, 2008. Not all executives desire or are suited to manage in a high-growth environment, making the services of our existing executives more valuable and recruiting new executives more difficult.

Immaturity of the On-Demand Application Delivery Industry. We believe that we are pioneering an innovative area of business that is not mature and is subject to a variety of risks and uncertainties that make us a more attractive employer to some executives but a less attractive employer to others. We have increased our innovation, and thus our risk and complexity, by broadening our optimization platform and products and services through both organic development and the acquisition of several businesses, intellectual property assets, and technologies, particularly during the past two years.

Executive Background. We seek executives with specific experience in key functional areas. We typically hire experienced managers who have operated in a high-growth, technology environment similar to the one in which we operate. Because few technology companies have grown as quickly as we have, the number of executives with the most desirable experience is small and these executives are often more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and the public sector, which leads to increased complexity in recruiting efforts and has required us to be more flexible about compensation and reimbursement of relocation expenses.

Omniture Culture. We are a demanding employer, and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. We have been fortunate to date in that we believe we have a talented management team and have not experienced a great deal of turnover at the management level. However, like many high-growth technology companies in very dynamic markets, we place extraordinary demands on executive time and attention, and the demands on our executives have grown significantly since we became a public company in 2006.

Executive Compensation Process

Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

On an annual basis, the Compensation Committee (1) leads the independent directors of the Board in a discussion and review of the performance of our CEO, (2) evaluates and establishes the compensation of our CEO in consultation with the independent members of the Board, (3) evaluates and establishes the compensation of other NEOs and senior management; and (4) evaluates the compensation objectives, philosophy and forms of compensation and benefits for our employees generally. Members of senior management also participate in the Compensation Committee’s executive compensation process each year, including the process for fiscal 2008, and the Compensation Committee receives reports and recommendations from Compensia, Inc., an outside independent compensation consulting firm.

Our CEO makes recommendations to the Compensation Committee with respect to potential compensation for our other NEOs and other members of the executive leadership team who report to him. Each recommendation includes a review of the executive’s contributions and performance over the past year, including achievement of individual and group goals. The recommendations of our CEO are also based on a review of the compensation paid to executives in similar positions at peer companies. The Compensation Committee reviews and gives considerable weight to these recommendations because of Mr. James’ direct knowledge of the other executives’ performance and contributions; however, the Compensation Committee ultimately uses its collective judgment to determine the base salaries, bonus formulae, financial performance goals and amounts of the resulting target incentive bonuses and the size of each equity award, in each case for our NEOs other than the CEO. The Compensation Committee did not request, and management did not provide, specific compensation recommendations for Mr. James’ 2008 compensation. Compensia provided market data, historical compensation information and advice regarding best practices in executive compensation and compensation trends to the Compensation Committee, including with respect to Mr. James’ fiscal 2008 compensation. The Compensation Committee’s chair, Mr. Butterfield, with input and review by Compensia, developed specific recommendations for Mr. James’ compensation in consultation with the other independent directors of the Board. The Compensation Committee then reviewed and discussed those recommendations and reached consensus during an executive session of the Compensation Committee without management or Compensia present, determining and approving Mr. James’ compensation independently based on its collective judgment. Mr. James did not participate in any deliberations or voting by the Compensation Committee with respect to his compensation.

Outside Independent Compensation Consultant

Compensia has served as our outside independent consultant since 2007, and works directly with us in assisting the Compensation Committee in fulfilling various aspects of the committee’s responsibilities as set forth in its charter, particularly with respect to executive compensation matters. Compensia assists us by evaluating and recommending changes to the list of peer companies used to evaluate executive compensation, benchmarking executive compensation against that peer group and providing us with insights and market data on executive and director compensation matters, both generally and within our industry. The Compensation Committee has the authority to retain or terminate any compensation consultant assisting the committee in the evaluation of the CEO or other executive officer compensation, including authority to approve all such compensation consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors in performing its responsibilities.

Compensation Peer Group and Benchmarking

We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, overall company performance and other considerations we deem relevant. We conduct an annual benchmark review of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a number of sources, including the Radford Executive Survey and the SEC filings of the peer group companies. We benchmark our base salary, annual cash incentive bonuses and long-term equity incentives against the updated compensation for the peer group companies. In addition, the Compensation Committee considers survey information of executive compensation paid at these companies when setting executive compensation levels at Omniture, which is used to confirm that our executive compensation is within a reasonable range. The Compensation Committee, based on the management recommendations discussed above and advice from Compensia, annually selects the peer companies, which are generally in the technology sector, based on a number of factors, such as:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•	the structure of their compensation programs (including the extent to which they rely on bonuses and other at-risk, performance-based compensation) and the availability of compensation information.

For 2008, these companies were Actuate Corporation, Ariba, Inc., Art Technology Group, Blackbaud, Inc., Blackboard, Inc., Chordiant Software, Inc., Concur Technologies, Inc., Informatica Corporation, Kenexa Corporation, Pegasystems, Inc., Rightnow Technologies, S1 Corporation, salesforce.com, inc., Taleo Corporation, The Ultimate Software Group, Inc., Visual Sciences, Inc. (which we acquired), Webex Communications, Inc., Websense, Inc., and Witness Systems, Inc.

In order to address the challenges discussed above and to reflect the substantial revenue, headcount, geographic and technical growth and change we experienced in 2008 as a result of our organic growth and acquisitions, the list of benchmark companies was updated in connection with its review of 2008 incentive bonus compensation and approval of 2009 executive compensation to reflect the current size and scope of our operations. For purposes of the 2009 executive compensation process, the Compensation Committee used the following companies for the peer group: Actuate Corporation, Akamai Technologies, Inc., ANSYS, Inc., Aspen Technology, Inc., Blackbaud, Inc., Blackboard, Inc., Blue Coat Systems, Inc., Dealer Track Holdings, Inc., Epicor Software Corporation, GSI Commerce, Inc., Informatica Corporation, JDA Software Group, Inc., MicroStrategy Incorporated, salesforce.com, inc., Secure Computing Corporation (which was acquired by McAfee, Inc.), Taleo Corporation, TIBCO Software Inc., and Websense, Inc.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our CEO and certain of our executive officers. We can, however, preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Section 162(m) are met, including, among other things, establishing performance criteria that must be met before awards will vest or be paid and stockholder approval. Under applicable guidance for newly public companies, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement that existed before the company became publicly held. This exception for newly public companies may be relied upon until the first stockholder meeting to elect directors after the close of the third calendar year following the year in which the initial public offering occurs. We are still within this reliance period for awards granted pursuant to our 2006 Plan. In addition, we generally design our executive compensation program to be eligible for tax deductions to the extent permitted by law, including Section 162(m) of the Code. The Compensation Committee believes that at the present time it is unlikely that the annual salary and incentive compensation paid to any executive officer who is subject to the deduction limit will exceed $1,000,000. However, it is possible that the vesting of certain equity awards that are not performance-based in the future could result in a payment that would not be deductible under Code Section 162(m). In addition, we may from time to time pay compensation to our executive officers that may not be deductible under Section 162(m) of the Code if there are non-tax reasons for doing so.

Section 409A of the Code imposes additional taxes on certain non-qualified compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions can only be made on or following the occurrence of a certain event, that is, the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability. For certain key officers, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service. We have structured our executive compensation program with the intention that it comply with Section 409A of the Code.

Accounting considerations also play a role in the design of our executive compensation program. For example, SFAS 123R requires that employee stock-based compensation be measured based on its fair-value on the grant date and treated as an expense that is reflected in the financial statements over the related service period, which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock option grants.

Elements of Executive Compensation: Why We Choose Each, How We Determined the Amounts and How Each Relates to Our Objectives

Our executive compensation consists of the following three main elements: (1) base salary; (2) annual and quarterly incentive bonus compensation, or cash incentives; and (3) long-term equity incentive compensation in the form of stock option awards, beginning in 2008, awards of restricted stock units. As further described below, all NEOs received benefits that our other employees receive, including participation in our employee stock purchase plan and 401(k) plan, in accordance with the terms of those plans, and some of our named executive officers also received personal benefits or perquisites during 2008. Our named executive officers also enjoy certain change-in-control benefits as described below. We place the greatest emphasis on performance-based compensation through the annual and quarterly incentive cash bonuses and the equity awards we grant. Our executives have provided and continue to provide significant strategic leadership and have been one of the keys to our ability to continue to grow successfully.

When approving the compensation of our executive officers, the Compensation Committee reviews each of the elements of our executive compensation individually and then considers each compensation component as it relates to the other elements and the total compensation made up by the various elements.

The elements of our executive compensation are described in greater detail below.

Base Salary. Base salaries are established based on the scope of each executive’s responsibilities, taking into account competitive market compensation paid by companies in our peer group for similar positions. Base salaries are reviewed annually, and they are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salary is intended to be a baseline, minimum amount of compensation for the executives. Historically, this review has occurred during the first quarter of each fiscal year. Because we have grown rapidly, the market in which we compete for executive talent, the scope of responsibilities for which our executives are responsible and related benchmarked compensation levels have changed rapidly and correspondingly we increased the base salaries of each of our named executive officers in 2008, as described below.

Annual and Quarterly Incentive Bonus Compensation. The Compensation Committee has the authority to award annual incentive cash bonuses to our executive officers. The annual incentive cash bonuses are intended to compensate officers for achieving financial, operational and strategic goals and for achieving individual annual performance objectives. These objectives and goals vary depending on the individual executive but have traditionally been allocated to financial factors such as achieving sales bookings, non-GAAP revenue, and non-GAAP earnings targets, managing levels of capital expenditures and gross margin and non-GAAP operating margin targets, and to subjective non-financial strategic factors such as product development milestones, network performance and customer retention. For those executives who perform sales functions, our practice has been to have a disproportionate percentage of incentive bonus compensation be determined based on an individualized sales commission plan, which is directly related to sales or bookings targets and the executive’s role in achieving those targets.

The Compensation Committee has chosen to primarily focus on revenues and operating results because it believes that, as a growth company, we should reward revenue growth — but only if that revenue growth is achieved while maintaining certain profitability targets. Thus, the Compensation Committee considered the chosen metrics to be the best indicators of financial success and stockholder value creation. These annual and quarterly incentive cash bonuses are intended to reward both overall company and individual performance during each quarter and for the full fiscal year and, as such, can be highly variable from year to year. We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment or regarding any increase or decrease of the incentive bonus compensation paid to our executive officers in the event of the Company or the executive failing to meet or exceed the established target bonus criteria, and the Compensation Committee exercises its discretion in this regard based on what the committee determines in good faith is best for the company and its stockholders based on the facts and circumstances of the situation.

In setting performance goals, we assess the anticipated difficulty and relevant importance to the success of the Company of achieving the performance goals. Management develops and the Board approves the Company’s annual operating plan after review and discussion. The Board intends for the Company to achieve the goals and objectives set forth in the annual operating plan. However, the annual operating plan is designed to encourage the growth and development of the Company and, therefore, it is intentionally challenging and expected to be achieved only after significant effort by management and the Company as a whole. The performance goals and target levels are set based on the Company’s annual operating plan, and consequently the difficulty in achieving the performance goals at the target levels reflects the inherent difficulty in achieving the goals and objectives set forth in the annual operating plan. At the time the 2008 performance goals and target levels were set for our NEOs, it was believed that the target levels would be difficult to achieve with significant effort by each NEO. Accordingly, achievement of a payout at the target amount and above would require substantial efforts by the NEO and very high levels of Company performance. For 2008, these metrics were established so that the relative difficulty of achieving the 2008 target bonuses increased as compared to achieving the 2007 target bonuses as the 2008 metrics generally required performance in 2008 that well exceeded 2007 performance. Accordingly, the target bonus amounts for 2008 were increased from 2007 to provide the executive officers an opportunity for them to share in this potential improved performance if the higher goals were met. The target bonus amounts are set forth under “Grants of Plan-Based Awards During 2008” below.

Annual and quarterly incentive bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee or its chair. Traditionally, 0 to 75% of these bonuses have been paid quarterly through installments in the month following completion of each quarter once the quarterly review is completed, and 25 to 100% of these bonuses are paid in a single installment in the first quarter following completion of a given fiscal year once the annual audit report has been issued. In the case of objective financial targets, these targets are often subject to a predetermined adjustment schedule. The actual amount of incentive bonus, which varies by individual, is determined following a review of each executive’s individual performance and contribution to our strategic and financial goals.

Chief Executive Officer and Chief Financial Officer

For our chief executive officer and chief financial officer in 2008, the Compensation Committee determined that the most important factors against which to measure their performance were annual and quarterly sales bookings, non-GAAP revenue and non-GAAP operating margin. Non-GAAP revenue and non-GAAP operating margin were two of the same measures our management used internally to understand, manage and evaluate our business and make operating decisions and reported publicly in our announcements of financial results for the 2008 quarterly periods and full-year. Non-GAAP revenue reflects the revenue excluded from our GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, and non-GAAP operating margin is calculated as operating margin without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense and the amortization of certain intangible assets. The goals levels for 2008 were difficult to achieve in that the goals called for continued growth and improvement in 2008 in comparison to the goals relating to our 2007 results. Further, these goals were difficult to achieve in that they called for growing sales bookings, while at that same time focusing on improving margins and profitability. For 2008, Messrs. James and Herring earned incentive cash compensation of $288,000 and $120,001, respectively, for the achievement of the goals established by the Compensation Committee.

Other Named Executive Officers

For Mr. Error, our Chief Technology Officer and Executive Vice President, Products, the Compensation Committee determined that his incentive cash bonus should be based upon a variety of factors, including annual and quarterly sales bookings, non-GAAP revenue, non-GAAP operating margin, as well as the achievement by Mr. Error of certain subjective, non-financial objectives established by the Compensation Committee, including objectives related to our recent acquisitions and product development milestones. The difficulty in achieving the objective measures outlined above is indicated by calling for growing bookings and revenue, while at that same time focusing on improving margins and profitability. The difficulty in the subjective measures is indicated by them calling for improvement in the performance of the functional areas over which Mr. Error has responsibility from 2007 to 2008 and for the achievement of certain milestones related to product development. For 2008, Mr. Error earned $113,315 for the achievement of the objective and subjective goals and following the Compensation Committee’s review of his achievement with respect to the subjective, non-financial objectives.

For Mr. Harrington, our President, Worldwide Sales and Client Services, the Compensation Committee determined that his incentive cash bonus should be made up primarily of sales commissions tied to the achievement of a target amount of Company-wide sales bookings and then a lesser portion of his bonus would be tied to the achievement of a combination of factors, including sales bookings, non-GAAP revenue, and collections. These metrics were difficult to achieve in that the sales bookings target required that a threshold amount in excess of 2007 bookings be achieved prior to the payment of any bonus amount with additional bonus amounts only payable upon achievement of even higher targets. The difficulty in achieving the other objectives is indicated by calling for growing sales bookings and non-GAAP revenue, while at that same time focusing on improving collections. For 2008, Mr. Harrington earned $285,105 in sales commissions and $30,000 for the achievement by the Company of the other metrics.

For Mr. Mellor, our Executive Vice President, Business Development and Corporate Strategy, the Compensation Committee determined that his incentive cash compensation should be broken into two components, one based upon sales commissions from the bookings of certain products and the other based upon the Company’s achievement of certain annual and quarterly sales bookings, non-GAAP revenue and non-GAAP operating margin as well as the achievement by Mr. Mellor of certain subjective, non-financial objectives, including objectives related to our recent acquisitions and product development milestones. The difficulty in achieving the objective measures outlined above is indicated by calling for growing bookings and non-GAAP revenue, while at that same time focusing on improving margins and profitability. For 2008, Mr. Mellor earned $32,247 in sales commissions and $46,934 for the achievement by the Company of the other metrics and based upon his individual performance.

2009 Base Salaries and Target Incentive Bonus Amounts. In February 2009, the Compensation Committee of our Board of Directors approved the following base salaries, effective April 1, 2009, and target incentive bonus amounts for the fiscal year ending December 31, 2009, for our named executive officers, which do not include target sales commissions for Messrs. Harrington and Mellor:

		Target Incentive
	Base Salary	Bonus Amount
Name of Executive Officer	($)	($)

Joshua G. James	480,000	360,000
Co-Founder, President and Chief Executive Officer
Michael S. Herring	300,000	150,000
Chief Financial Officer and Executive Vice President
Brett M. Error	300,000	150,000
Chief Technology Officer and Executive Vice President, Products
Christopher C. Harrington	270,000	150,000
President, Worldwide Sales and Client Services
John F. Mellor	270,000	100,000
Executive Vice President, Business Development and Corporate Strategy

In view of current economic conditions and based on competitive benchmarking data, the Compensation Committee determined that the base salaries and target incentive bonus amounts for our named executive officers for 2009 would basically remain unchanged from 2008, except with respect to Mr. Mellor. The Compensation Committee determined that it was appropriate to increase Mr. Mellor’s compensation in 2009 due to changes in his role and responsibilities with respect to the management of the Company and to bring his compensation more in line with that of the other named executive officers.

The Compensation Committee also approved performance objectives for the named executive officers identified above to be used in connection with evaluating performance and determining the incentive bonus amounts payable to these officers in fiscal year 2009. Mr. James’ target bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue, non-GAAP profitability targets and certain financial and non-financial operating metrics. Non-GAAP revenue reflects the revenue excluded from our GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value and is used internally to understand, manage and evaluate our business and make operating decisions. There is no maximum amount payable to Mr. James with respect to this incentive bonus. Mr. Herring’s target bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue, non-GAAP profitability targets and certain financial and non-financial operating metrics and the achievement by Mr. Herring of certain subjective, non-financial metrics. There is no maximum amount payable to Mr. Herring with respect to this incentive bonus. Mr. Error’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings and non-GAAP profitability targets and the achievement by Mr. Error of certain subjective, non-financial metrics, including objectives related to infrastructure efficiency and product development and adoption milestones. There is no maximum amount payable to Mr. Error with respect to this incentive bonus. Mr. Harrington’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue and non-GAAP profitability targets and the achievement by Mr. Harrington of certain subjective, non-financial metrics. Mr. Harrington is also entitled to sales commissions based on the achievement of certain Company-wide sales bookings and non-GAAP revenue objectives. There are no maximum amounts payable to Mr. Harrington with respect to these incentive bonus or sales commission amounts. Mr. Mellor’s incentive bonus amount is based on the achievement by the Company of certain annual and quarterly sales bookings and non-GAAP revenue and the achievement by Mr. Mellor of certain subjective, non-financial objectives, including objectives related to corporate strategy and product development and adoption milestones. Mr. Mellor is entitled to sales commissions from the sales bookings of certain products. There are no maximum amounts payable to Mr. Mellor with respect to these incentive bonus or sales commission amounts. We will pay a certain portion of these named executive officers’ respective incentive bonus amounts upon achievement of the quarterly targets, with the remaining portion of their bonus amounts to be paid based on achievement of the annual targets. In addition, the Compensation Committee may pay discretionary bonuses to these named executive officers in addition to the bonuses described above.

Long-Term Equity Incentive Compensation. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of equity and equity-based awards. Our stock plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. The Compensation Committee believes that the use of equity-based awards offers one of the best approaches to achieving our compensation goals. We have historically elected to use stock option awards as the primary long-term equity incentive vehicle and more recently have also granted RSU awards. The determination to issue both stock options and RSUs reflects our belief that the two types of equity awards, while both linking executive compensation to stock performance, address different compensation goals. Like many technology companies, our common stock price is highly volatile, which creates uncertainty about the value of certain equity awards. RSUs represent a means of providing equity-related value even if the stock price fluctuates. A stock option, however, is an instrument more directly tied to stock market risk. Accordingly, the stock options we issue are more closely aligned with stock appreciation because the market price of our common stock must have increased at the time of exercise over the market price of our common stock on the date of grant for the holder to realize value from the stock option.

We typically make an initial grant of equity awards to new executives at the commencement of their employment with us and annual grants as part of our overall executive compensation program, as well as additional grants from time to time following a change in job responsibilities or to meet other special retention objectives. Our Board of Directors and the Compensation Committee review and approve grants of stock option awards to executive officers based upon a review of competitive and peer group compensation data, their assessment of the executive’s individual performance and current contributions to Omniture’s performance, the anticipated contribution of the executive to meeting Omniture’s long-term strategic performance goals, the executive’s position and responsibilities with Omniture, a review of the executive’s existing long-term incentives and retention considerations, an assessment of the cost to us and dilutive impact of the proposed grants, and general industry practice.

We have not adopted stock ownership guidelines for our NEOs or our executive leadership team, and our stock plans have provided the principal method for our executive officers to acquire equity in our Company. We currently expect to continue to provide a substantial portion of total compensation to our executives in the form of equity awards.

Stock Option Awards. Our 2006 Equity Incentive Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. In 2008, our NEOs were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards in 2008.” Stock options granted by us generally have an exercise price equal to the fair market value of our common stock on the effective date of grant, typically vest over a 4-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each month thereafter subject to continued service, and generally expire 10 years after the effective date of grant. For additional information see the “Equity Guidelines and Practices” and “Employee Benefit Plans” sections of this proxy statement.

We expect to continue to use stock option awards as one of our primary long-term incentive vehicles for our executive leadership team because we believe:

•	stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders over the long term;

•	stock options are performance based — all the value received by the recipient of a stock option is based on the growth of the stock price subsequent to the grant date; and

•	the vesting period of stock options encourages executive retention and the preservation of stockholder value.

We do not believe that the accounting values of our stock option grants reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table below are an accurate measure of the compensation received by our NEOs. We believe our NEOs are motivated by the appreciation in our stock price through the use of stock options and not by the accounting values of the stock options as measured by SFAS 123R. We believe the intrinsic value (the amount by which our stock price exceeds the exercise price) of unexercised stock options is a better indicator of their true value and worth to our executives and, therefore, the incentive value of the options. For example, while we report the accounting values of the stock option grants in the Grants of Plan-Based Awards table below, our executives do not realize these amounts in any tangible way when the options are granted. Our executives only realize benefits from their stock options to the extent our stock price exceeds the option exercise price when they exercise their vested stock options.

The measures of individual performance considered in determining the size of option grants to our NEOs include:

•	Our potential future financial performance in the executive’s principal area of responsibility and the degree to which we wish to incentivize the executive;

•	The potential contributions the executive can make to our success;

•	The executive’s expected progress toward non-financial goals within his or her area of responsibility;

•	The executive’s performance; and

•	The executive’s experience and level of responsibility.

Other factors considered in determining the size of option grants to our NEOs include:

•	Our retention goals for the executive;

•	The SFAS 123R value of the stock option grant;

•	The intrinsic (“in-the-money”) value of outstanding, unvested stock options and the degree to which such value supports our retention goals for the executive; and

•	The relative size of option grants for similar officers at peer companies.

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and the weighting of these factors may vary among individual executives. The amount of vested stock options held by an executive is also generally a factor in the Compensation Committee’s consideration of the size of new stock option grants.

In March 2007, the Compensation Committee granted Messrs. James, Herring, Error, Harrington and Mellor options to purchase 500,000 shares, 125,000 shares, 125,000 shares, 200,000 shares, and 50,000 shares, respectively. The exercise price of these awards is $18.23 per share and the options vest and become exercisable according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the option vesting on the 1-year anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. These awards expire 10 years after the effective date of grant.

In March 2008, the Compensation Committee granted Messrs. James, Herring, Error, Harrington and Mellor options to purchase 283,688 shares, 100,000 shares, 75,000 shares, 75,000 shares, and 50,000 shares, respectively. The exercise price of these awards is $23.21 per share and the options vest and become exercisable according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the option vesting on the 1-year anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. These awards expire 10 years after the effective date of grant.

In February 2009, the Compensation Committee granted Messrs. James, Herring, Error, Harrington and Mellor options to purchase 114,000 shares, 37,000 shares, 33,000 shares, 28,000 shares, and 28,000 shares, respectively. The exercise price of these awards is $11.36 per share and the options vest and become exercisable according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the option vesting on the 1-year anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. These awards expire 10 years after the effective date of grant.

Restricted Stock Units (RSUs). We are authorized to grant RSUs under our 2006 Equity Incentive Plan. RSUs are awards that result in the issuance of common stock to a participant only if the vesting criteria are satisfied. In 2008, our NEOs were granted RSU awards in the amounts indicated in the section entitled “Grants of Plan Based Awards in 2008.” Our Board of Directors and the Compensation Committee determine the terms and conditions of RSU awards granted to our executive leadership team and other employees, including the vesting criteria and the form and timing of payment. Each RSU represents the right to receive one share of Omniture common stock on the date it vests. Our outstanding RSU awards typically vest over a 4-year period, with 25% vesting 12 months after the vesting commencement date and the remainder vesting in equal amounts each quarter thereafter subject to continued service. For additional information, see the “Equity Guidelines and Practices” and “Employee Benefit Plans” sections of this proxy statement.

We have recently begun to grant RSUs to our executive leadership team and other employees in order to reduce some of the dilution associated with grants of stock options. The amounts of these RSU awards are based upon ratios of stock option grants to restricted stock units that the Compensation Committee determines are appropriate. For 2009 executive compensation, the Compensation Committee worked closely with Compensia, our outside, independent compensation consultant, in making the determination to generally use a two-to-one ratio for RSU award grants to our executive leadership team. This determination was based in large part on the benchmarking analysis performed by and recommendations of Compensia. Because the market price of our common stock must have increased at the time of exercise over the market price of our common stock on the date of grant for the holder to realize value from the stock options, executives have greater incentive to increase the value of our common stock if they receive options than if they receive restricted stock units (because restricted stock units have some value whether or not our market capitalization increases). We believe our use of restricted stock units, particularly at the executive level, is an effective part of an overall compensation package.

In March 2008, the Compensation Committee granted Messrs. James, Herring, Error, Harrington and Mellor restricted stock units covering 35,631 shares, 30,000 shares, 25,000 shares, 25,000 shares, and 22,500 shares, respectively. These restricted stock units vest according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the restricted stock unit vesting on February 15, 2009. The remainder vesting in equal amounts each quarter thereafter and the shares will be issued for no cash consideration from the recipient of the award.

In February 2009, the Compensation Committee granted Messrs. James, Herring, Error, Harrington and Mellor restricted stock units covering 57,000 shares, 18,000 shares, 16,000 shares, 14,000 shares, and 14,500 shares, respectively. These restricted stock units vest according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the restricted stock unit vesting on February 15, 2010. The remainder vesting in equal amounts each quarter thereafter and the shares will be issued for no cash consideration from the recipient of the award.

Other Compensation and Benefits. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, including medical (which may include contributions by the Company to a health savings account controlled by the executive officer), dental, vision and life insurance coverage and short-term and long-term disability insurance coverage. Our executives are eligible to participate in our employee stock purchase plan and 401(k) plan. Our executives may elect to contribute up to 100% of their compensation, or the statutorily prescribed limit, if less, to the 401(k) plan. We match 50% of each employee’s contributions up to a maximum of 3% per pay period of the employee’s base salary, bonuses and commissions. The 401(k) plan has a profit-sharing element whereby we may make a contribution in an amount to be determined annually by our Board of Directors. To date, we have never used the profit-sharing element of our 401(k) plan. An employee’s interests in his or her deferrals are 100% vested when contributed, and any employer matching or profit-sharing contributions will vest over four years.

We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe to be comparable to those provided at peer companies. However, our Board of Directors and the Compensation Committee in their discretion may revise, amend or add to the executive officers’ benefits as deemed advisable. We have no current plans to change either existing employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits provided thereunder.

Personal Benefits. We also provide our named executive officers with limited personal benefits, or perquisites, that we believe are reasonable. We believe these personal benefits help us attract and retain the best talent and keep our executive compensation competitive. As further described below, most of these personal benefits are offered only to specified executives in special situations. In connection with the use by the Company of corporate credit cards for corporate expenses, our credit card company provides us with reward points that can be used for a variety of purposes. We allow our CEO to utilize these reward points for personal use. We determined the value of these reward points based on the reasonable dollar value of the points earned in connection with the use of the corporate credit cards by the Company. We reimburse our NEOs for the cost of spousal attendance at certain Company-related events, as well as the related income taxes associated with our payment of these expenses. We also reimburse our NEOs for certain personal expenses, including entertainment during Company-related travel.

Employment, Severance and Change-in-Control Arrangements

In June 2006, we entered into change of control agreements with each of Messrs. James, Herring, Error, and Harrington, and we entered into a change of control agreement with Mr. Mellor in February 2008. In addition, the change of control agreement with Mr. Herring was amended in March 2008 as described below. All of these agreements were amended in December 2008 to, among other things, bring certain provisions of the agreements into documentary compliance with the requirements of Section 409A of the Code, and the final regulations and official guidance promulgated thereunder. The agreements provide certain benefits to these executive officers in the event of their termination of employment in connection with a change in control of the Company. These benefits were determined by the Compensation Committee based on advice of counsel after a review of certain other industry participants’ change of control arrangements. We believe these agreements are useful tools that help the Company from a retention standpoint. Such agreements are particularly necessary in an industry, such as ours, where there has been market consolidation. We recognize that it is possible that we may undergo a change of control, and that this possibility could result in the departure or distraction of our named executive officers to the detriment of our business. We believe that entering into these change of control agreements will help to maintain the continued focus and dedication of the named executive officers to their assigned duties to maximize stockholder value without the distraction that could result from the uncertainty of a change of control. Detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company or termination of these executives as of the last business day of 2008 is included in this proxy statement under the heading “Change-in-Control Arrangements and Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee of the Board of Directors of Omniture, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the period ended December 31, 2008, and this proxy statement.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF OMNITURE, INC.

Gregory S. Butterfield, Chair
Dana L. Evan
Mark P. Gorenberg
Rory T. O’Driscoll

Summary Compensation Table

The following table shows the compensation paid by Omniture to each of our NEOs during the fiscal years ended December 31, 2006, 2007 and 2008, respectively:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Joshua G. James	2006	230,682	1,000	—	193,142	186,226	68,181	679,231
Co-Founder, President and	2007	340,000	—	—	1,290,530	416,288	112,829	2,159,647
Chief Executive Officer	2008	453,750	—	160,610	2,140,059	288,000	69,347	3,111,766
Michael S. Herring	2006	190,000	—	—	72,428	70,766	5,889	339,083
Chief Financial Officer and	2007	223,750	—	—	354,445	156,109	8,550	742,854
Executive Vice President	2008	283,750	—	135,228	619,291	120,001	8,350	1,166,620
Brett M. Error	2006	205,000	—	—	—	76,859	—	281,859
Chief Technology Officer and	2007	227,500	—	—	259,007	197,078	1,425	685,010
Executive Vice President, Products	2008	283,750	—	112,690	478,561	113,315	—	988,316
Christopher C. Harrington	2006	130,833	—	—	72,428	473,725	3,576	680,562
President, Worldwide Sales	2007	177,500	—	—	509,849	300,295	3,844	991,488
and Client Services	2008	250,000	30,741	112,689	780,340	315,105	2,840	1,491,715
John F. Mellor	2006	136,250	—	—	—	80,063	—	216,313
Executive Vice President,	2007	172,500	—	—	103,603	69,746	4,414	350,263
Business Development and Corporate Strategy	2008	225,000	500	101,421	227,449	79,181	4,266	637,817

(1)	Represents base salary earned in 2006, 2007 and 2008, respectively, which monthly base salary amounts were adjusted during the year after the Compensation Committee of our Board established new base salary amounts.

(2)	Represents the amount of stock-based compensation expense for RSU awards recognized during the year ended December 31, 2008, for financial accounting purposes in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2008, included in our annual report on Form 10-K filed with the SEC on February 27, 2009.

(3)	Represents the amount of stock-based compensation expense recognized for stock option awards during the years ended December 31, 2006, 2007 and 2008, respectively, for financial accounting purposes in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements for the fiscal year ended December 31, 2006, included in our annual report on Form 10-K filed with the SEC on March 23, 2007, in Note 8 to our consolidated financial statements for the fiscal years ended December 31, 2007 and 2008, included in our annual report on Form 10-K filed with the SEC on February 29, 2008, and February 27, 2009, respectively.

(4)	Represents incentive bonus compensation earned by these officers in 2006, 2007 and 2008. For Mr. Harrington, it also includes $378,725, $246,962 and $285,105 of sales commissions earned by him in 2006, 2007 and 2008, respectively. For Mr. Error, it also includes $3,500 earned by him in connection with our patent incentive program in 2007. For Mr. Mellor, it also includes $38,846 and $32,247 of sales commissions earned by him in 2007 and 2008.

(5)	Amounts in this column include the following: for Mr. James, $37,195, $84,908 and $49,325 for the value of personal use of reward points provided by our credit card company in connection with use by the Company of corporate credit cards for corporate expenses in 2006, 2007 and 2008, respectively, $13,412, $14,973 and $1,330 for family attendance at Company-related events in 2006, 2007 and 2008, respectively, and reimbursement of the taxes associated with the compensation cost associated with such attendance, $10,974, $6,119 and $10,342 for other personal expenses, including entertainment during Company travel and commuting expenses, during 2006, 2007 and 2008, respectively, $6,600, $6,229 and $7,750 in Company matching contributions to our 401(k) plan during 2006, 2007 and 2008, respectively, and $600 in Company matching contributions to Mr. James’ Health Savings Account in each of 2007 and 2008; for Mr. Herring, $200 for entertainment during Company-related travel in 2007, $5,889, $7,750 and $7,750 in Company matching contributions to our 401(k) plan during 2006, 2007 and 2008, respectively and $600 in Company matching contributions to Mr. Herring’s Health Savings Account in each of 2007 and 2008; for Mr. Error, $1,425 for entertainment during Company-related travel in 2007; for Mr. Harrington, $3,576, $3,844 and $2,840 for spousal attendance at Company-related events and reimbursement of the taxes associated with the compensation cost of attendance of his spouse at Company-related events during 2006, 2007 and 2008, respectively; and for Mr. Mellor, $3,737 and $4,026 in Company matching contributions to our 401(k) plan during 2007 and 2008, respectively and $240 in Company matching contributions to Mr. Mellor’s Health Savings Account in each of 2007 and 2008 and $437 for entertainment during Company-related travel in 2007.

Grants of Plan-Based Awards in 2008

The following table sets forth grants of plan-based awards made during the fiscal year ended December 31, 2008, to each of our NEOs:

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date
					Number	Number	or	Fair
		Estimated Future Payouts Under			of	of	Base	Value of
		Non-Equity Incentive Plan			Shares	Securities	Price of	Stock
		Awards			of Stock	Underlying	Option	and Option
		Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)(1)	($)	(#)(2)	(#)(3)	($/Share)	($)(4)

Joshua G. James	—	—	360,000	—	—	—	—	—
	March 31, 2008	—	—	—	35,631	—	—	826,996
	March 31, 2008	—	—	—	—	283,688	23.21	2,714,781
Michael S. Herring	—	—	150,000	—	—	—	—	—
	March 31, 2008	—	—	—	30,000	—	—	696,300
	March 31, 2008	—	—	—	—	100,000	23.21	956,960
Brett M. Error	—	—	150,000	—	—	—	—	—
	March 31, 2008	—	—	—	25,000	—	—	580,250
	March 31, 2008	—	—	—	—	75,000	23.21	717,720
Christopher C. Harrington	—	—	405,000	—	—	—	—	—
	March 31, 2008	—	—	—	25,000	—	—	580,250
	March 31, 2008	—	—	—	—	75,000	23.21	717,720
John F. Mellor	—	—	96,000	—	—	—	—	—
	March 31, 2008	—	—	—	22,500	—	—	522,225
	March 31, 2008	—	—	—	—	50,000	23.21	478,480

(1)	For Messrs. Harrington and Mellor, these amounts include target commission amounts of $255,000 and $48,000, respectively.

(2)	These RSU awards vest and become exercisable according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the options vesting on February 15, 2009, and an additional 6.25% of the shares subject to the RSU awards vesting in equal amounts each quarter thereafter until they are fully vested at February 15, 2012. For further information regarding the impact of certain events upon the vesting schedules of these RSU awards, please see the “Employment Agreements and Change-in-Control Arrangements” section of this proxy statement.

(3)	These stock option awards vest and become exercisable according to a 4-year vesting schedule based on continued service, with 25% of the shares subject to the stock option awards vesting on March 31, 2009, and an additional 1/48 of the shares subject to the stock option awards vesting in equal amounts each month thereafter until they are fully vested at March 31, 2012. These stock option awards expire 10 years after the effective date of the grant. For further information regarding the impact of certain events upon the vesting schedules of these stock option awards, please see the “Employment Agreements and Change-in-Control Arrangements” section of this proxy statement.

(4)	Represents the grant date fair value of RSU and stock option awards granted during the year ended December 31, 2008, in accordance with SFAS 123R. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. The grant date fair value of stock option awards is the amount of stock-based compensation expense the Company expects to recognize over the stock option award’s service period. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, included in the Company’s annual report on Form 10-K filed with the SEC on February 27, 2009.

Outstanding Equity Awards at December 31, 2008

The following table sets forth, for each of our NEOs as of December 31, 2008, the number and exercise price of unexercised options and the number and market value of restricted stock units that have not vested:

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value
	Securities	Securities			Shares	of Shares
	Underlying	Underlying			or Units	or Units
	Unexercised	Unexercised	Option		of Stock	of Stock
	Options	Options	Exercise		That Have	That Have
	(#)	(#)	Price	Option	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Expiration Date	(#)(1)	($)

Joshua G. James	187,500	—	0.11	July 31, 2009
	34,871	—	0.33	August 30, 2009
	103,125	96,875(2)	7.50	March 28, 2016
	218,750	281,250(3)	18.23	March 29, 2017
	—	283,688(4)	23.21	March 30, 2018
					35,631	379,114
Michael S. Herring	16,421	36,329(2)	7.50	March 28, 2016
	54,687	70,313(3)	18.23	March 29, 2017
	—	100,000(4)	23.21	March 30, 2018
					30,000	319,200
Brett M. Error	250,735	—	0.11	July 31, 2009
	250,000(5)	—	1.40	May 12, 2015
	54,687	70,313(3)	18.23	March 29, 2017
	—	75,000(4)	23.21	March 30, 2018
					25,000	266,000
Christopher C. Harrington	10,000	—	0.11	March 31, 2014
	125,000	—	0.50	October 26, 2014
	18,771	36,329(2)	7.50	March 28, 2016
	87,500	112,500(3)	18.23	March 29, 2017
	—	75,000(4)	23.21	March 30, 2018
					25,000	266,000
John F. Mellor	37,500	—	0.50	October 26, 2014
	21,125	28,125(3)	18.23	March 29, 2017
	—	50,000(4)	23.21	March 30, 2018
					22,500	239,400

(1)	Represents shares subject to RSU awards granted in 2008, which vested as to 25% of the shares subject to the award on February 15, 2009. An additional 6.25% of the shares subject to the RSU awards vest each quarter until the awards become fully vested on February 15, 2012, subject to continued service.

(2)	Stock option awards which vest and become exercisable according to 4-year vesting schedule commencing on March 29, 2006, and based on continued service, with 75% of the shares subject to the awards vesting in equal amounts each month commencing on March 29, 2006, and 25% of the shares subject to the awards vesting on March 29, 2010, subject to continued service.

(3)	Stock option awards which vested as to 25% of the shares subject to the award option on March 30, 2008, and an additional 1/48 of the shares subject to the award vest each month thereafter until it is fully vested at March 30, 2011.

(4)	Stock option awards which vested as to 25% of the shares subject to the award on March 31, 2009, and an additional 1/48 of the shares subject to the award vest each month thereafter until it is fully vested at March 31, 2012.

(5)	Stock option award which vests on May 13, 2009, but which may be exercised before the award is vested based on an exercise schedule set forth in the award agreement. As of December 31, 2008, the award was fully exercisable. If Mr. Error exercises any portion of the stock option award before it vests, the shares purchased will be subject to a lapsing right of repurchase in our favor upon his cessation of service.

Option Exercises in 2008

The following table sets forth, for each of our NEOs, the number of shares acquired and the value realized on options exercised during the fiscal year ended December 31, 2008:

Option Awards
Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Joshua G. James	—	—

Michael S. Herring	28,969	764,782

John R. Pestana	—	—

Brett M. Error	159,000	4,857,955

Christopher C. Harrington	—	—

John F. Mellor	—	—

(1)	The value realized is based upon the difference between the fair market value of the shares purchased on the exercise date and the exercise price multiplied by the number of shares covered by the exercised option.

Equity Compensation Plan Information and Equity Award Guidelines

The following table provides information as of December 31, 2008, regarding total shares subject to outstanding stock options and warrants and total additional shares available for issuance under our existing equity incentive and employee stock purchase plans.

Securities Authorized for Issuance under Equity Compensation Plans

					Number of Securities
					Remaining Available for
					Future Issuance under
	Number of Securities				Equity Compensation
	to be Issued upon		Weighted-Average		Plans (Excluding
	Exercise of Outstanding		Exercise Price of		Securities Subject to
	Options, Warrants and		Outstanding Options,		Outstanding Options,
	Rights		Warrants and Rights		Warrants and Rights)
Plan Category	(#)		($)		(#)

Equity compensation plans approved by security holders	11,276,897		14.05	(1)	2,100,782	(2)
Equity compensation plans not approved by security holders	2,009,770	(3)	17.80	(4)	711,904	(5)

Total	13,286,667		14.64		2,812,686

(1)	The weighted-average exercise price does not take into account 871,224 shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(2)	The number of shares remaining available for future issuance includes 537,160 shares under our 2006 Equity Incentive Plan and 1,563,622 shares under our 2006 Employee Stock Purchase Plan. These amounts do not include 3,648,724 additional shares authorized in the first quarter of fiscal 2009 related to our 2006 Equity

Incentive Plan. During the first quarter of fiscal 2009, our Board of Directors determined that the annual increase in shares available under the 2006 Employee Stock Purchase Plan for fiscal 2009 would be zero. The calculations used in determining these annual increases to these plans are found under the headings “2006 Equity Incentive Plan” and “2006 Employee Stock Purchase Plan,” respectively.

(3)	The shares to be issued under plans not approved by security holders relate to the (a) shares subject to outstanding options granted under the Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002 and the Touch Clarity Limited 2006 U.S. Stock Plan, each of which were adopted in 2007 in connection with our acquisition of Touch Clarity, each of which do not have any shares remaining available for future issuance, (b) shares subject to outstanding options granted under our 2007 Equity Incentive Plan which was adopted in the first quarter of 2008 in connection with our acquisition of Offermatica, (c) shares subject to outstanding options and rights granted under our 2008 Equity Incentive Plan, which was adopted in the first quarter of 2008 in connection with our acquisition of Visual Sciences, Inc, (d) shares subject to outstanding options and rights granted under the Avivo Corporation 1999 Equity Incentive Plan, Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan, Visual Sciences, Inc. 2004 Equity Incentive Award Plan, and Visual Sciences, Inc. 2006 Employment Commencement Incentive Award Plan (each of which do not have any shares remaining available for future issuance and were adopted in the first quarter of 2008 in connection with our acquisition of Visual Sciences, Inc.) and (e) shares issuable under one non-plan stock option. Each of the adopted or assumed plans were approved by the stockholders of the applicable acquired entity prior to our acquisition of such entities. The shares to be issued under plans not approved by security holders does not include 45,123 shares issued in connection with restricted stock awards assumed from Visual Sciences, Inc., which remain unvested and subject to a right of repurchase in our favor.

(4)	The weighted-average exercise price does not take into account 76,000 shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(5)	The number of shares remaining available for future issuance includes 191 shares under our 2007 Equity Incentive Plan and 711,713 shares under our 2008 Equity Incentive Plan.

Stock Option Committee Authority and Limitations

In March 2006, our Board of Directors created a Stock Option Committee and granted to it authority to grant equity awards to employees from our 2006 Plan, in accordance with certain specific grant guidelines determined by our Board and the Compensation Committee. In January 2008, our Board also granted authority to the Stock Option Committee to grant equity awards to employees from our 2007 Equity Incentive Plan, or 2007 Plan, and our 2008 Equity Incentive Plan, or 2008 Plan, in accordance with certain specific grant guidelines determined by our Board and the Compensation Committee.

The Stock Option Committee is composed of two members of our management: Mr. James, our chief executive officer, and Mr. Herring, our chief financial officer. The Stock Option Committee typically meets on the last trading day of each month. The Stock Option Committee has authority to grant equity awards under the 2006 Plan, 2007 Plan and 2008 Plan to employees subject to the following guidelines and limitations established by our Board and the Compensation Committee:

•	The Stock Option Committee may grant equity awards only to employees who are not: (1) subject to the reporting requirements of Section 16 of the Exchange Act, or Section 16 reporting persons; (2) executive vice presidents or senior vice presidents of Omniture; (3) members of the Stock Option Committee; or (4) employees who hold 5% or more of the outstanding common stock of Omniture.

•	All grants of equity awards must be unanimously approved by the Stock Option Committee.

•	Equity awards granted by the Stock Option Committee shall be effective upon the last trading day of the month (the last day of the month on which the Nasdaq Global Select Market is open for trading) in which the grants are approved by the Committee, regardless of the day in the particular month on which the grants are approved.

•	The exercise price of all equity award grants shall be the closing sales price for Omniture common stock on the effective date for such awards.

•	The vesting commencement date for an equity award grant shall be either: (1) the date on which the employee’s bona fide employment commences (for newly hired employees); or (2) the effective date of the grant.

•	In each calendar year, the Stock Option Committee may not grant equity awards in excess of the following limitations: (1) a maximum of 50,000 shares of common stock under a stock option award to any single employee; (2) a maximum of 25,000 restricted stock units to any single employee; (3) a maximum of 25,000 stock appreciation rights to any single employee; and (4) a maximum of 2,000,000 shares of stock in total for all equity award grants.

In addition, the Stock Option Committee is required to report at each meeting of the Compensation Committee of the Board concerning equity awards granted by the Committee since the previous meeting of the Compensation Committee.

Equity Guidelines and Practices

Our Board of Directors has determined that equity awards may be granted under the 2006 Plan, 2007 Plan and 2008 Plan by (1) the Board, (2) the Compensation Committee of the Board and (3) the Stock Option Committee. The Compensation Committee has adopted the equity award guidelines described below. These guidelines are designed to comply with: (1) the administrative provisions of the 2006 Plan, 2007 Plan and 2008 Plan; (2) the requirements of the Delaware General Corporation Law; (3) the corporate governance requirements of the Nasdaq rules; (4) applicable rules and regulations of the SEC, including those relating to Section 16 of the Exchange Act, or Section 16; and (5) relevant sections of the Code, including Section 422 (incentive stock options), Section 409A (deferred compensation) and Section 162(m) (performance based compensation). The Stock Option Committee’s authority to make grants under the 2006 Plan, 2007 Plan and 2008 Plan is subject to the guidelines and limitations described above. The following guidelines apply with respect to equity awards made by the Board or the Compensation Committee:

•	Only the Board and the Compensation Committee may grant equity awards to employees who are (1) Section 16 reporting persons; (2) executive vice presidents or senior vice presidents of Omniture; (3) members of the Stock Option Committee; or (4) employees who hold 5% or more of the outstanding common stock of Omniture.

•	Equity awards shall be effective upon the last trading day of the month (the last day of the month on which the Nasdaq Global Select Market is open for trading) in which the grants are approved by the Board or the Compensation Committee.

•	The exercise price of stock options and stock appreciation rights shall be the closing sales price for Omniture common stock on the effective date for such awards. The Compensation Committee shall determine the purchase price of restricted stock, restricted stock units and performance shares; however, such awards generally will be issued for no cash consideration from the recipient of the award.

•	The vesting commencement date for an equity award grant shall generally be either: (1) the date on which the employee’s bona fide employment commences (for newly hired employees); or (2) the date on which the grant is approved by the Board or Compensation Committee.

In addition, our Board has retained the authority to make discretionary equity award grants to non-employee directors. Discretionary grants are subject to the guidelines described above, except that the vesting commencement date for any such discretionary award will be the date on which the grant is approved by the Board. Our Compensation Committee may at any time, and without the approval of the Board, modify the guidelines described above to the extent necessary to maintain compliance with state, federal or foreign laws or regulations.

Employee Benefit Plans

1999 Equity Incentive Plan

Our Board of Directors adopted our 1999 Equity Incentive Plan, or 1999 Plan, in August 1999. Our 1999 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. The 1999 Plan also allows for awards of stock purchase rights. We will not grant any additional awards under our 1999 Plan. Instead we will grant options under our 2006 Plan, 2007 Plan and 2008 Plan.

Administration

Our Compensation Committee currently administers our 1999 Plan. Under our 1999 Plan, the plan administrator has the power to determine the terms of the awards, including the service providers who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise.

Stock Options

The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant, and their terms may not exceed ten years. With respect to any participant who owns 10% or more of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The plan administrator determines the term of all other options.

After termination of an employee, director or consultant, that participant may exercise his or her option for the period of time specified in the stock option agreement subject to the following limitations:

•	if the participant is terminated for any reason other than death, disability or cause, then the participant may exercise options vested as of the termination date within three months of the termination date (or within a shorter period not to be less than 30 days or a longer period not to exceed five years after the termination date as determined by the plan administrator), but in no event later than the expiration date of the options;

•	if the participant is terminated because of death or disability or dies within three months after a termination other than for cause, then the participant may exercise options vested as of the termination date within 12 months of the termination date (or within a shorter period not to be less than six months or within a longer period not to exceed five years after the termination date as may be determined by the plan administrator), but in no event later than the expiration date of the options; and

•	if the participant is terminated for cause, the participant’s options expire on the termination date or such later time as determined by the plan administrator.

“Cause” under our 1999 Plan generally includes participant termination because of:

•	any willful violation by the participant of any law or regulation or conviction of a felony or fraud;

•	commission of an act of dishonesty that involves personal profit in connection with our company;

•	any material breach of any agreement regarding the terms of a participant’s service, including the failure or refusal to perform the material duties required of that participant or a breach of any invention assignment and confidentiality agreement;

•	disregard of our policies so as to cause loss, damage or injury to our property, reputation or employees; or

•	any other misconduct by the participant that is materially injurious to our financial condition or business reputation.

Unless the plan administrator provides otherwise, our 1999 Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the participant may exercise an award during his or her lifetime.

Change-in-Control Transactions

Our 1999 Plan provides that, in the event of our “change in control,” the successor corporation or its parent or subsidiary may assume each outstanding award or substitute or replace it with an equivalent award. If there is no assumption, substitution or replacement of an outstanding award, the award will be exercisable to the extent set forth in the applicable option documents and, if not exercised prior to the consummation of the transaction, will terminate.

Plan Amendments

Our 1999 Plan will automatically terminate in 2009. In addition, our Board of Directors has the authority to amend, suspend or terminate the 1999 Plan provided that its action does not impair the rights of any participant.

2006 Equity Incentive Plan

Our Board of Directors adopted our 2006 Equity Incentive Plan in March 2006 and our stockholders approved the plan in May 2006. Our 2006 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Available Shares

As of March 31, 2009, we have 3,234,489 shares of our common stock available for issuance under the 2006 Plan, and the plan provides for automatic annual increases in the number of shares available for issuance thereunder on the first day of each year equal to the lesser of:

•	5% of the outstanding shares of our common stock on the last day of the preceding year; and

•	60,000,000 shares.

In the event we experience any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, or other change in our corporate structure affecting the shares occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2006 Plan, will make appropriate adjustments to outstanding awards and to the shares available for issuance under the 2006 Plan.

Administration

Our Compensation Committee is currently the plan administrator responsible for administering our 2006 Plan. The plan administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration to pay the exercise price. The plan administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

Unless the plan administrator provides otherwise, our 2006 Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Stock Options

The plan administrator determines the exercise price of options granted under our 2006 Plan, but with respect to nonstatutory stock options and incentive stock options within the meaning of Section 422 of the Code, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years. With respect to any participant who owns 10% or more of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The plan administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Restricted Stock Units

We are authorized to grant restricted stock units under our 2006 Plan. Restricted stock units are awards that result in the issuance of common stock to a participant only if the vesting criteria are satisfied. The plan administrator will determine the terms and conditions of restricted stock units, including the vesting criteria and the timing of payment.

Stock Appreciation Rights

We are authorized to grant stock appreciation rights under our 2006 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The plan administrator determines the terms of stock appreciation rights, including when these rights become exercisable and whether to pay the increased appreciation in cash, with shares of our common stock, or with a combination thereof. Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2006 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. The plan administrator will determine the number of shares of restricted stock granted to any employee. The plan administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the plan administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Transferability

Unless the administrator determines otherwise, awards granted under the 2006 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant.

Change-in-Control Transactions

Our 2006 Plan provides that, in the event of our “change in control,” each outstanding award will be treated as the plan administrator determines, including that the successor corporation or its parent or subsidiary will assume, or substitute an equivalent award for, each outstanding award. The plan administrator will not be required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, participants will fully vest in and have the right to exercise the option or stock appreciation right as to all of the shares subject to the award, all restrictions on restricted stock and restricted stock units will lapse, and all performance goals or other vesting requirements for performance-based awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the plan administrator will notify the participant that the option or stock appreciation right will be exercisable for a period of time determined by the plan administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of the period of time the plan administrator provides in the notice.

Plan Amendments

Our 2006 Plan will automatically terminate in 2016, unless we terminate it sooner. Our Board of Directors has the authority to amend, suspend or terminate the 2006 Plan provided that its action does not impair the rights of any participant.

2007 Equity Incentive Plan

In connection with our acquisition of Offermatica, or the Offermatica Acquisition, our Board of Directors adopted the 2007 Equity Incentive Plan in January 2008.

The 2007 Plan provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance shares to our employees, consultants and directors and to employees, consultants and directors of our subsidiaries who were not employed or providing services to us or any of our subsidiaries at the time of the consummation of the Offermatica Acquisition. As of March 31, 2009, we have 691 shares of our common stock available for issuance under the 2007 Plan.

Administration

Our Board, or a committee appointed by the Board, administers the 2007 Plan and controls its operation. The administrator determines the terms and conditions of all awards granted under the 2007 Plan, including the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto.

Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights granted under the 2007 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the award on the date of grant. The 2007 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under a broker-assisted “cashless exercise” program or such other consideration as permitted by applicable laws. After a participant’s termination of service with us, the vested portion of his or her option will generally remain exercisable for the period of time stated in the option agreement. If a specified period of time is not stated in the option agreement, the option will remain exercisable for three months following termination for reasons other than death or disability (twelve months following a termination due to death or disability), subject to the original term of the option.

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2007 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. The plan administrator will determine the number of shares of restricted stock granted to any employee. The plan administrator may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

We are authorized to grant restricted stock units under our 2007 Plan. Restricted stock units are awards that result in the issuance of common stock to a participant only if the vesting criteria are satisfied. The plan administrator will determine the terms and conditions of restricted stock units, including the vesting criteria and the timing of payment.

Performance Shares

We are authorized to grant performance shares under our 2007 Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the plan administrator are achieved or the awards otherwise vest. The plan administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance shares will be made in shares of our common stock, as determined by the plan administrator.

Transferability

Unless the administrator determines otherwise, awards granted under the 2007 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant.

Change in Control

In the event of our merger or change in control, each outstanding award will be treated as the administrator determines, including that each award be assumed or substituted by the successor corporation (or a parent or subsidiary of such successor corporation). The administrator is not required to treat all awards similarly in the transaction. If awards are not assumed or substituted, all options and stock appreciation rights will fully vest, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, the administrator will notify participants with options and stock appreciation rights that their awards will be exercisable for a period of time determined by the administrator in its sole discretion, after which time they will terminate.

Amendment and Termination

By its terms, the 2007 Plan will automatically terminate in June 2015, unless earlier terminated by the Board. Our Board of Directors has the authority to amend, suspend or terminate the 2007 Plan provided that its action does not impair the rights of any participant.

2008 Equity Incentive Plan

In connection with our acquisition of Visual Sciences, Inc., or the Visual Sciences Acquisition, our Board of Directors adopted the 2008 Equity Incentive Plan in January 2008.

The 2008 Plan provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance shares to our employees, consultants and directors and to employees, consultants and directors of our subsidiaries who were not employed or providing services to us or any of our subsidiaries at the time of the consummation of the Visual Sciences Acquisition. As of March 31, 2009, we have 508,577 shares of our common stock available for issuance under the 2008 Plan.

In the event we experience any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, or other change in our corporate structure affecting the shares occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan, will make appropriate adjustments to outstanding awards and to the shares available for issuance under the 2008 Plan.

Administration

Our Board or a committee appointed by the Board administers the 2008 Plan and controls its operation. The administrator determines the terms and conditions of all awards granted under the 2008 Plan, including the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto.

Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights granted under the 2008 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the award on the date of grant. The 2008 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under a broker-assisted “cashless exercise” program or such other consideration as permitted by applicable laws. After a participant’s termination of service with us, the vested portion of his or her option will generally remain exercisable for the period of time stated in the option agreement. If a specified period of time is not stated in the option agreement, the option will remain exercisable for three months following a termination for reasons other than death or disability (twelve months following a termination due to death or disability), subject to the original term of the option.

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2008 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. The plan administrator will determine the number of shares of restricted stock granted to any employee. The plan administrator may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

We are authorized to grant restricted stock units under our 2008 Plan. Restricted stock units are awards that result in the issuance of common stock to a participant only if the vesting criteria are satisfied. The plan administrator will determine the terms and conditions of restricted stock units, including the vesting criteria and the timing of payment.

Performance Shares

We are authorized to grant performance shares under our 2008 Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the plan administrator are achieved or the awards otherwise vest. The plan administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance shares will be made in shares of our common stock, as determined by the plan administrator.

Transferability

Unless the administrator determines otherwise, awards granted under the 2008 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant.

Change in Control

In the event of our merger or change in control, each outstanding award will be treated as the administrator determines, including that each award be assumed or substituted by the successor corporation (or a parent or subsidiary of such successor corporation). The administrator is not required to treat all awards similarly in the transaction. If awards are not assumed or substituted, all options and stock appreciation rights will fully vest, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, the administrator will notify participants with options and stock appreciation rights that their awards will be exercisable for a period of time determined by the administrator in its sole discretion, after which time they will terminate.

Amendment and Termination

By its terms, the 2008 Plan will automatically terminate in July 2014, unless earlier terminated by the Board. Our Board of Directors has the authority to amend, suspend or terminate the 2008 Plan provided that its action does not impair the rights of any participant.

2006 Employee Stock Purchase Plan

Our Board of Directors adopted the 2006 Employee Stock Purchase Plan in March 2006 and our stockholders approved the plan in May 2006.

Available Shares

As of March 31, 2009, a total of 1,542,656 shares of our common stock available for sale under this plan. In addition, our 2006 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the 2006 Employee Stock Purchase Plan on the first day of each year equal to the least of:

•	1% of the outstanding shares of our common stock on the first day of the year;

•	12,000,000 shares; and

•	such other amount as may be determined by our Board of Directors or a committee thereof.

Our Compensation Committee is responsible for administering our 2006 Employee Stock Purchase Plan. Our Board of Directors or its committee has full and exclusive authority to interpret the terms of the 2006 Employee Stock Purchase Plan and determine eligibility.

Eligibility

All of our employees are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock if that employee:

•	immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or

•	if that employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which these rights are outstanding.

Offering Periods

Our 2006 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code, and provides for consecutive, non-overlapping six-month offering periods. The offering periods generally start on the first trading day on or after February 15 and August 15 of each year.

Limitations

Our 2006 Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation, which includes their wage gross earnings, commissions, overtime and shift premiums, exclusive of payments for incentive compensation, bonuses and other compensation. A participant may purchase a maximum of 1,000 shares of common stock during a six-month offering period.

Purchase of Shares

Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month offering period. The purchase price is 95% of the fair market value of our common stock at the exercise date. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us.

Transferability

A participant may not transfer rights granted under the 2006 Employee Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2006 Employee Stock Purchase Plan.

Change of Control Transactions

In the event of our “change of control,” a successor corporation may assume or substitute for each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set.

Plan Amendments

Our Board of Directors has the authority to amend or terminate our 2006 Employee Stock Purchase Plan, except that, subject to certain exceptions described in the 2006 Employee Stock Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under our 2006 Employee Stock Purchase Plan.

The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002

The Touch Clarity Limited Enterprise Management Incentives Share Option Plan 2002, or Touch Clarity UK Plan, was adopted by Touch Clarity Limited on December 22, 2002, and amended on January 31, 2005.

The Touch Clarity UK Plan enables the grant of enterprise management incentive options, or EMI options, which are tax-favored EMI options within the meaning of Schedule 5 of the UK Income Tax (Earnings & Pensions) Act 2003. It also contains a Part B which enables the grant of non-EMI options to non-employees who provide services to a group company.

The Touch Clarity UK Plan only permits the grant of options and no other incentive awards. The Touch Clarity UK Plan was only used to grant replacement options over Omniture shares of common stock in order to replace existing options granted under the Touch Clarity UK Plan by Touch Clarity Limited prior to the acquisition of Touch Clarity Limited. The Touch Clarity UK Plan will not be used to grant any new options. Any future options to be granted to employees (or non-employees) of Touch Clarity Limited will be granted under the UK Sub-Plan of our 2006 Plan, or under our 2006 Plan.

Administration

Under the Touch Clarity UK Plan, the administration was previously undertaken by the remuneration committee of Touch Clarity Limited. That role is now to be undertaken by the Compensation Committee of our Board of Directors. The Compensation Committee’s decision regarding any matter under the Touch Clarity UK Plan is final and binding.

Stock Options

EMI options may be granted to employees or directors of the company or its subsidiaries who work more than 25 hours a week for the company or, if less, 75% of their working time for the company. Non-EMI options may be granted to persons providing services to any group company through a contract for services.

Options can only be exercised once they have vested. The vesting of each holder’s options is governed by their own individual option certificate, and vesting typically takes place in equal monthly installments over a three to four year period from the date of grant of the original option and this vesting schedule will be retained in the replacement option. Options cannot be transferred and only the optionholder can exercise an option during his or her lifetime. Options lapse 10 years from the grant of options and in relation to the replacement options this will be 10 years from the grant of the original option that the replacement option is replacing.

If an employee’s employment ceases by virtue of death, disability or retirement, then all their options are exercisable in full within 40 days of the cessation of employment. If employment ceases for redundancy or dismissal other than cause, that employee’s options are only exercisable within 30 days of cessation fully or in part with the consent of the compensation committee. If the employee’s employment ceases for any other reason, only vested options may be exercised within 40 days of ceasing employment.

Where a non-employee ceases to provide services then the Compensation Committee may decide in its discretion to permit exercise of the options in whole or part.

Change in Control

The Touch Clarity UK Plan does not provide for an automatic acceleration of vesting upon a change of control. Certain of the optionholders currently have rights to acceleration, which were triggered on the acquisition of Touch Clarity Limited by Omniture. Certain of the optionholders have rights to acceleration triggered by a cessation of employment within a certain period of a change of control.

Plan Amendments

No new options may be granted after December 22, 2012, and the Compensation Committee may at any time amend, suspend or terminate the Touch Clarity UK Plan at any time, provided that the interests of the subsisting optionholders are not prejudiced.

Touch Clarity 2006 U.S. Stock Plan

Outstanding awards under the Touch Clarity Limited 2006 U.S. Stock Plan, or Touch Clarity U.S. Plan, were assumed by us in connection with our acquisition of Touch Clarity, which was completed on March 1, 2007.

The Touch Clarity U.S. Plan allows the grant of stock purchase rights, nonstatutory stock options, and incentive stock options within the meaning of Section 422 of the Code, to employees, outside directors, and consultants providing services to Touch Clarity, Inc. Incentive stock options, or ISOs, have certain tax advantages under the Code.

The Touch Clarity U.S. Plan will not be used to make new grants and its terms will govern only outstanding awards under the Touch Clarity U.S. Plan that were assumed. Any future options to be granted to employees (or non-employees) of Touch Clarity, Inc. will be granted under our 2006 Plan.

Administration

The Touch Clarity U.S. Plan was administered by a Board committee of Touch Clarity Limited. That role is now undertaken by the Compensation Committee of our Board of Directors. The Compensation Committee’s decision regarding any matter under the Touch Clarity U.S. Plan is final and binding.

Stock Options

ISOs may only be granted to employees of the Company or its subsidiaries. Nonstatutory options and stock purchase rights may be granted to persons providing services to the Company or its subsidiaries.

Stock options can only be exercised once they have been vested. The vesting of each holder’s options is governed by their own individual option agreement, and vesting typically takes place in equal monthly installments over a three-to-four year period from the date of grant of the option. These terms will continue to apply without change for options assumed under the Touch Clarity U.S. Plan. Options generally cannot be transferred other than by will or the laws of descent and distribution, and only the optionholder or guardian or legal representative of the optionholder can exercise an option during the optionholder’s lifetime. Options lapse 10 years from the date of grant except for ISOs granted to certain optionees which can only be granted for 5-year terms.

Subject to the terms of individual option award agreements, the Touch Clarity U.S. Plan provides that options may be exercised with cash, cash equivalents, promissory notes, surrender of shares, or other forms permitted by applicable law at the discretion of our Board of Directors.

If an optionee’s employment is terminated on account of the death of the optionee, the vested portion of the option may be exercised for 12 months after the optionee’s death, and if an optionee’s employment is terminated due to the disability of the optionee, the vested portion of the option may be exercised for 6 months following the date of such termination. For termination of employment for other than death or disability, the vested portion of the option shall be exercisable for 30 days following such termination. In no case may an option be exercised after expiration of the option term.

Stock Purchase Rights

Stock awards under the Touch Clarity U.S. Plan must be evidenced by a stock purchase agreement between the purchaser and us. Any such right to acquire shares shall expire if not exercised within 30 days of grant, and such rights are not transferable. The purchase price to acquire shares under the Touch Clarity U.S. Plan shall be no less than 85% of fair market value on the date of grant, and any shares delivered pursuant to such rights were subject to rights of repurchase, first refusal, and other transfer restrictions determined at the discretion of our Board. We will not grant any stock awards under the Touch Clarity U.S. Plan.

Change in Control

The Touch Clarity U.S. Plan does not provide for an automatic acceleration of vesting upon a change of control.

Amendment and Termination

Our Board of Directors may amend or terminate the Touch Clarity U.S. Plan at any time and for any or no reason, provided that such actions may not adversely affect shares previously issued under the Touch Clarity U.S. Plan or any option previously granted under the Touch Clarity U.S. Plan.

Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan

In connection with the Visual Sciences Acquisition, we assumed the Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan, or the Visual Sciences 2006 Plan, and all outstanding options granted thereunder. The Visual Sciences 2006 Plan was adopted by the board of directors of Visual Sciences, Inc., or the Visual Sciences Board, in May 2006.

Before the Visual Sciences Acquisition, the Visual Sciences 2006 Plan provided for the grant of nonstatutory stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments, restricted stock units, and other stock-based awards to new employees of Visual Sciences (or following a bona fide period of non-employment) in connection with such employee’s commencement of employment with Visual Sciences if the grant was an inducement material to such employee’s entering into employment with the company.

The Visual Sciences 2006 Plan will not be used to make new grants and its terms will govern only outstanding awards under the Visual Sciences 2006 Plan that were assumed. Any future awards to be granted to employees (or non-employees) of Visual Sciences, Inc. will be granted under our 2008 Plan.

Administration

Before the Visual Sciences Acquisition, the Visual Sciences Board or any committee appointed by the Visual Sciences Board administered the Visual Sciences 2006 Plan. After the Visual Sciences Acquisition, our Board of Directors or any committee appointed by our Board will administer the Visual Sciences 2006 Plan.

Plan Awards

The administrator determined the terms and conditions of all awards granted under the Visual Sciences 2006 Plan, including the exercise price, the time or times when awards may be exercised, and the methods by which the exercise price of awards could be paid and the form of payment, including cash, promissory note, certain other shares of our common stock, or other property (including a broker-assisted “cashless exercise”).

Unless the administrator determines otherwise, awards granted under the Visual Sciences 2006 Plan may not be pledged, encumbered, or hypothecated to or in favor of any party other than us or our subsidiary, will not be subject to any lien, obligation, or liability to any other party other than us or our subsidiary, and may not be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution. The administrator may permit an award to be transferred to, exercised by and paid to or for the benefit of certain persons or entities related to the participant, pursuant to such conditions and procedures as the administrator may establish. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of stock or the share price of the stock, the administrator will make appropriate adjustments to the terms and conditions of outstanding awards, including exercise price. In addition, upon the occurrence of any of the foregoing events or any unusual or nonrecurring transactions or events affecting us or any affiliate, including a change in control, or of changes in applicable laws, regulations or accounting principles, the administrator may provide for termination of outstanding awards in exchange for cash or other property, replacement of awards with rights or other property, assumption or substitution of awards with appropriate adjustments as to the number and kind of shares and prices, and adjustments to the terms of outstanding awards.

Change in Control

In the event of a change in control where the acquirer does not convert, assume or replace awards granted under the Visual Sciences 2006 Plan, then immediately prior to the change in control such awards will become fully exercisable and all forfeiture restrictions will lapse. Upon, or in anticipation of, a change in control, the administrator may cause outstanding awards to terminate at a specific time in the future, including the date of such change in control, and will give each participant the right to exercise such awards during a period of time as the administrator will determine in its sole discretion.

Amendment and Termination

By its terms, the Visual Sciences 2006 Plan will automatically terminate in May 2016, unless earlier terminated by the Board. Our Board of Directors has the authority to amend, suspend or terminate the Visual Sciences 2006 Plan provided that its action will not adversely affect in any material way any award previously granted pursuant to the Visual Sciences 2006 Plan.

Visual Sciences, Inc. 2004 Equity Incentive Plan

In connection with the Visual Sciences Acquisition, we assumed the Visual Sciences, Inc. 2004 Equity Incentive Plan, or the Visual Sciences 2004 Plan, and all outstanding options granted thereunder. The 2004 Plan was adopted by the Visual Sciences Board in July 2004.

Before the Visual Sciences Acquisition, the Visual Sciences 2004 Plan provided for the grant of stock options, restricted stock, performance shares, performance units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, performance bonuses, or performance-based awards to employees, consultants and directors of Visual Sciences and any subsidiary. The maximum number of shares that could be subject to awards granted under the 2004 plan to any individual in any three-year period could not exceed 1,500,000.

The Visual Sciences 2004 Plan will not be used to make new grants and its terms will govern only outstanding awards under the Visual Sciences 2004 Plan that were assumed. Any future awards to be granted to employees (or non-employees) of Visual Sciences, Inc. will be granted under our 2008 Plan.

Administration

Before the Visual Sciences Acquisition, the Visual Sciences Board or any committee appointed by the Visual Sciences Board administered the Visual Sciences 2004 Plan. After the Visual Sciences Acquisition, our Board of Directors or any committee appointed by our Board will administer the Visual Sciences 2004 Plan.

Plan Awards

The administrator determined the terms and conditions of all awards granted under the Visual Sciences 2004 Plan, including the exercise price, the time or times when awards may be exercised, and methods by which the exercise price of options may be paid, including with cash, promissory note, certain other of our shares of common stock, and other property (including by “cashless exercise”).

Unless the administrator determines otherwise, awards granted under the Visual Sciences 2004 Plan may not be pledged, encumbered, or hypothecated to or in favor of any party other than us or our subsidiary, will not be subject to any lien, obligation, or liability to any other party other than us or our subsidiary, and may not be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution. The administrator may permit an award to be transferred to, exercised by and paid to or for the benefit of certain persons or entities related to the participant, pursuant to such conditions and procedures as the administrator may establish. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of stock or the share price of our stock, the administrator will make appropriate adjustments to the terms and conditions of outstanding awards, including exercise price. In addition, upon the occurrence of any of the foregoing events or any unusual or nonrecurring transactions or events affecting us or any affiliate, including a change in control, or of changes in applicable laws, regulations or accounting principles, the administrator may provide for termination of outstanding awards in exchange for cash or other property, replacement of awards with rights or other property, assumption or substitution of awards with appropriate adjustments as to the number and kind of shares and prices, and adjustments to the terms of outstanding awards.

Change in Control

In the event of a change in control where the acquirer does not convert, assume or replace awards granted under the Visual Sciences 2004 Plan, then immediately prior to the change in control such awards will become fully exercisable and all forfeiture restrictions will lapse. Upon, or in anticipation of, a change in control, the administrator may cause outstanding awards to terminate at a specific time in the future, including the date of such change in control, and will give each participant the right to exercise such awards during a period of time as the administrator will determine in its sole discretion.

Amendment and Termination

By its terms, the Visual Sciences 2004 Plan will automatically terminate in July 2014. Our Board of Directors has the authority to amend, suspend or terminate the Visual Sciences 2004 Plan provided that its action will not adversely affect in any material way any award previously granted pursuant to the Visual Sciences 2004 Plan.

Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan

In connection with the Visual Sciences Acquisition, we assumed the Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan, or the Visual Sciences 2000 Plan, and all outstanding options granted thereunder. The Visual Sciences 2000 Plan was adopted by the Visual Sciences Board in November 1999.

Before the Visual Sciences Acquisition, the Visual Sciences 2000 Plan provided for the grant of stock options, stock bonuses and rights to acquire restricted stock to employees, consultants and directors of Visual Sciences and its affiliates.

The Visual Sciences 2000 Plan will not be used to make new grants and its terms will govern only outstanding awards under the Visual Sciences 2000 Plan that were assumed. Any future awards to be granted to employees (or non-employees) of Visual Sciences, Inc. will be granted under our 2008 Plan.

Administration

Before the Visual Sciences Acquisition, the Visual Sciences Board or any committee appointed by the Visual Sciences Board administered the Visual Sciences 2000 Plan. After the Visual Sciences Acquisition, our Board or any committee appointed by the Board will administer the Visual Sciences 2000 Plan.

Plan Awards

The administrator determined the terms and conditions of awards granted under the Visual Sciences 2000 Plan. Incentive stock options granted under the Visual Sciences 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the award on the date of grant (110% for 10% stockholders), and nonstatutory stock options have an exercise price not less than 85% of the fair market value of the shares underlying the award on the date of grant. The Visual Sciences 2000 Plan permits options to be exercised with cash or, in the discretion of the administrator, other shares of our common stock, by deferred payment or other similar arrangement, or in any other form of legal consideration that may be acceptable to the administrator. After a participant’s termination of service with us, the vested portion of his or her option will generally remain exercisable for the period of time stated in the option agreement. If a specified period of time is not stated in the option agreement, the option will remain exercisable for three months following a termination for reasons other than death, disability, or cause, for twelve months following a termination due to disability, and for six months following a termination due to death, in each case subject to the original term of the options.

Awards granted under the Visual Sciences 2000 Plan are generally not transferable except by will or by the laws of descent and distribution. If any change is made to our common stock without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving our receipt of consideration), the class and number of securities and exercise price per share of outstanding awards will be appropriately adjusted.

Change in Control

In the event of our change in control, any surviving or acquiring corporation will assume any awards outstanding under the Visual Sciences 2000 Plan or will substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the change in control). In the event any surviving or acquiring corporation refuses to assume or substitute similar awards for those outstanding under the 2000 Plan, then awards held by participants whose continuous service has not terminated will be accelerated in full, and the awards will terminate if not exercised (if applicable) at or prior to the transaction. The administrator will notify participants not less than fifteen days prior to the proposed consummation of such transaction.

Amendment and Termination

By its terms, the Visual Sciences 2000 Plan will automatically terminate in December 2009. Our Board of Directors has the authority to amend, suspend or terminate the Visual Sciences 2000 Plan provided that its action does not impair the rights of any participant.

Avivo Corporation 1999 Equity Incentive Plan

In connection with the Visual Sciences Acquisition, we assumed the outstanding options granted under the Avivo Corporation 1999 Equity Incentive Plan, or the Avivo 1999 Plan. The Avivo 1999 Plan was adopted by Avivo Corporation, or Avivo, in December 1999. Visual Sciences assumed all of the options then outstanding under the Avivo 1999 Plan in connection with its acquisition of Avivo in May 2005, or the Avivo Acquisition.

Before the Avivo Acquisition, the Avivo 1999 Plan provided for the grant of stock options and restricted stock to employees, consultants and directors of Avivo or any parent or subsidiary of Avivo.

The Avivo 1999 Plan will not be used to make new grants and its terms will govern only outstanding awards under the Avivo 1999 Plan that were assumed. Any future awards to be granted to employees (or non-employees) of Visual Sciences, Inc. will be granted under our 2008 Plan.

Administration

Before the Visual Sciences Acquisition, the Visual Sciences Board or any committee appointed by the Visual Sciences Board administered the Avivo 1999 Plan. After the Visual Sciences Acquisition, our Board of Directors or any committee appointed by our Board will administer the Avivo 1999 Plan.

Plan Awards

The administrator determined the terms and conditions of awards granted under the Avivo 1999 Plan. Incentive stock options granted under the Avivo 1999 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the award on the date of grant (110% for 10% shareholders), and nonstatutory stock options have an exercise price not less than 85% of the fair market value of the shares underlying the award on the date of grant.

The Avivo 1999 Plan permits options to be exercised with cash, check, cancellation of our indebtedness owed to the participant, certain other shares of our common stock, full recourse promissory note, waiver of compensation due or accrued for services rendered, a “same day sale” or a “margin” commitment with a broker-dealer, or any combination of the foregoing. After a participant’s termination of service with us, the vested portion of his or her option will generally remain exercisable for the period of time stated in the option agreement. If a specified period of time is not stated in the option agreement, the option will remain exercisable for three months following a termination for reasons other than death, disability, or cause, or for twelve months following a termination due to disability or death, in each case subject to the original term of the options.

Awards granted under the Avivo 1999 Plan are generally not transferable except by will or by the laws of descent and distribution, and may not be made subject to execution, attachment or similar process. In the event our shares are changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure without consideration, the number of shares and exercise price per share of outstanding awards will be proportionately adjusted.

Change in Control

In the event of our change in control, any outstanding unvested award which does not vest based upon satisfaction of performance criteria, unless the award specifies otherwise, will be deemed to have vested from the vesting commencement date until the date immediately prior to the change in control transaction, or the Vesting Adjustment Date, and will continue to vest following the Vesting Adjustment Date and otherwise in accordance with the terms and conditions of the award (such as continued service with us), as to 2.0833% of the shares subject to such award for each full month following the vesting commencement date, until fully vested.

In the event of a change of control transaction, outstanding awards may be assumed, converted or replaced by the successor or acquiring corporation (if any). In the alternative, the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders. The successor or acquiring corporation may also substitute by issuing, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the participant than those which applied to such outstanding shares immediately prior to the change in control transaction.

Amendment and Termination

By its terms, the Avivo 1999 Plan will automatically terminate in December 2009. Our Board of Directors has the authority to amend, suspend or terminate the Avivo 1999 Plan provided that its action does not impair the rights of any participant.

401(k) Plan

We maintain a retirement plan, or the Omniture 401(k) Plan, which was adopted on January 1, 2000 and which is intended to be a tax-qualified retirement plan and related trust under Sections 401(a) and 501(a), respectively, of the Code. Contributions to the Omniture 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Omniture 401(k) Plan, and all contributions are deductible by us when made. The Omniture 401(k) Plan covers substantially all of our employees who are age 21 or older beginning the month following their hire. Currently, employees may elect to contribute up to 100% of their compensation, or the statutorily prescribed limit, if less, to the Omniture 401(k) Plan. We match 50% of each employee’s contributions up to a maximum of 3% per pay period of the employee’s base salary, bonuses and commissions. The Omniture 401(k) Plan has a profit-sharing element whereby we can make a discretionary contribution in an amount to be determined annually by our Board of Directors. An employee’s interest in his or her deferrals are 100% vested when contributed, and any employer matching or profit-sharing contributions will vest equally each year over four years. On May 18, 2008, the Visual Sciences 401(k) Plan and the Offermatica 401(k) Plan were merged into the Omniture 401(k) Plan.

Other Employee Benefit Programs

We currently have employees in Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Moldova, The Netherlands, Singapore, Spain, Sweden, Taiwan, and the United Kingdom, and we are in the process of hiring employees and implementing benefit programs in Dubai. In addition to providing statutorily mandated benefit programs in each country, we contribute to private plans for health, pension and insurance benefits in the countries where those contributions are customarily provided to employees.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements, Offer Letters and Similar Agreements

Joshua G. James. We are party to an employment agreement with Mr. James, our Chief Executive Officer. The agreement provides that Mr. James be paid an annual base salary of $235,000. On March 25, 2008, Mr. James’ salary was increased to $480,000 effective April 1, 2008, and on February 26, 2009, it was confirmed that Mr. James’ annual base salary would remain at $480,000 for 2009. He will earn a performance bonus each year if we meet revenue and earnings targets established by our Board of Directors. On February 26, 2009, the Compensation Committee of our Board of Directors approved a target incentive bonus of $360,000 to be earned based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue, non-GAAP profitability targets and certain financial and non-financial operating metrics for 2009. Upon a change in control (as defined in the employment agreement), Mr. James will receive immediate vesting with respect to the unvested portions of his outstanding stock options and common stock and all his outstanding stock options will remain exercisable until the earlier of five years from the date of termination or ten years from the date of grant. If Mr. James is terminated without cause (as defined in the employment agreement) or is constructively terminated (as defined in the employment agreement), he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months, will receive immediate vesting on all of his outstanding stock options and common stock, will be able to exercise his outstanding stock options until the earlier of five years from the date of termination or ten years from the date of grant, and will receive a gross-up to cover the excise tax imposed by Section 4999 of the Code of such severance payments or benefits would constitute a “parachute payment” under Section 280G of the Code. If Mr. James is terminated as a result of a disability, he will be entitled to receive up to 15 months’ base salary, be able to continue participating in our employee benefit plans of general application for up to 15 months and be eligible to receive other severance and disability payments as provided by our standard benefit plans. In the event of Mr. James’ death, his estate will be entitled to receive 12 months’ base salary and be able to continue participating in our employee benefit plans of general application for up to 12 months.

Michael S. Herring. On October 21, 2004, Mr. Herring, our Chief Financial Officer and Executive Vice President, executed our written offer of employment. The written offer of employment does not provide a specific term for Mr. Herring’s employment; rather, Mr. Herring’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Herring’s or our option. On March 25, 2008, Mr. Herring’s salary was increased to $300,000 effective April 1, 2008, and on February 26, 2009, it was confirmed that Mr. Herring’s annual base salary would remain at $300,000 effective April 1, 2009. He is eligible to earn a performance bonus each year if we meet the revenue and earnings targets established by our Board of Directors. On February 26, 2009, the Compensation Committee of our Board of Directors approved a target incentive bonus of $150,000 to be earned based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue, non-GAAP profitability targets and certain financial and non-financial operating metrics and the achievement by Mr. Herring of certain subjective, non-financial metrics for 2009. If, in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation does not assume or substitute an equivalent award for his then-existing options, Mr. Herring’s options will accelerate and become fully vested and exercisable. Also, Mr. Herring is subject to a non-competition covenant for two years following termination of employment.

Brett M. Error. Mr. Error’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Error’s or our option. On March 25, 2008, Mr. Error’s annual base salary was increased to $300,000 effective April 1, 2008, and on February 26, 2009, it was confirmed that Mr. Error’s annual base salary would remain at $300,000 effective April 1, 2009. He is eligible to earn a performance bonus each year if we meet the sales, revenue and earnings targets and certain non-financial objectives established by our Board of Directors. On February 26, 2009, the Compensation Committee of our Board of Directors approved a target incentive bonus of $150,000 to be earned based on the achievement by the Company of certain annual and quarterly sales bookings and non-GAAP profitability targets and the achievement by Mr. Error of certain subjective, non-financial metrics, including objectives related to infrastructure efficiency and product development and adoption milestones for 2009. If, in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation does not assume or substitute an equivalent award for his then-existing options, Mr. Error’s options will accelerate and become fully vested and exercisable. Also, Mr. Error is subject to a non-competition covenant for 18 months following termination of employment.

Christopher C. Harrington. Mr. Harrington’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Harrington’s or our option. On March 25, 2008, Mr. Harrington’s annual base salary was increased to $270,000 effective April 1, 2008, and on February 26, 2009, it was confirmed that Mr. Harrington’s base annual salary would remain at $270,000 effective April 1, 2009. He is eligible to earn a performance bonus each year if we meet the sales targets established by the Compensation Committee of our Board of Directors, which for 2009 is $150,000 to be earned based on the achievement by the Company of certain annual and quarterly sales bookings, non-GAAP revenue and non-GAAP profitability targets and the achievement by Mr. Harrington of certain subjective, non-financial metrics. Mr. Harrington is also entitled to sales commissions based on the achievement of certain Company-wide sales bookings and non-GAAP revenue objectives for 2009. We are party to stock option agreements with Mr. Harrington, which provide that, if, upon or following a change of control, his employment with us or our successor is terminated, other than for cause (as defined in the agreements), all of the then-unvested shares granted under those agreements will become fully vested and exercisable and our right of repurchase with respect to any then-unvested shares acquired pursuant to early exercise of these options shall lapse. Also, Mr. Harrington is subject to a non-competition covenant for 18 months following termination of employment.

John F. Mellor. Mr. Mellor’s employment with us is “at-will” and may be terminated at any time with or without notice, for any or no reason, at either Mr. Mellor’s or our option. On February 26, 2009, Mr. Mellor’s annual base salary was increased from $240,000 to $270,000, effective April 1, 2009. He is eligible to earn a performance bonus each year if we meet the sales, revenue and earnings targets and certain non-financial objectives established by our Board of Directors. On February 26, 2009, the Compensation Committee of our Board of Directors approved an incentive bonus of $100,000 to be earned based on the achievement by the Company of certain annual and quarterly sales bookings and non-GAAP revenue and the achievement by Mr. Mellor of certain subjective, non-financial objectives, including objectives related to corporate strategy and product development and adoption milestones for 2009. Mr. Mellor is entitled to sales commissions from the sales bookings of certain products for 2009. If, in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation does not assume or substitute an equivalent award for his then-existing options, Mr. Mellor’s options will accelerate and become fully vested and exercisable. Also, Mr. Mellor is subject to a non-competition covenant for 18 months following termination of employment.

Change-in-Control Arrangements and Potential Payments Upon Termination or Change in Control

Change of Control Agreements with Named Executive Officers

In June 2006, we entered into change of control agreements with each of Messrs. James, Herring, Error, and Harrington, and we entered into a change of control agreement with Mr. Mellor in February 2008. In addition, the change of control agreement with Mr. Herring was amended in March 2008 as described below. All of these agreements were amended in December 2008 to, among other things, bring certain provisions of the agreements into documentary compliance with the requirements of Section 409A of the Code, and the final regulations and official guidance promulgated thereunder. The agreements provide certain benefits to these executive officers in the event of their termination of employment in connection with a change of control. Specifically, if within the period beginning 3 months prior to a change of control and ending on the later of either 12 months following the change of control or 1 month following the latest of the 1-year, 2-year or 4-year initial vesting dates of any stock options held by the executive officer immediately prior to the change of control, (1) his employment is constructively terminated, (2) his employment terminates due to his death or disability, or (3) his employment is terminated involuntarily other than for cause (each, a “triggering event”), then the executive officer will be entitled to the following benefits:

•	a lump-sum payment equal to 75% of his annual base salary, plus 75% of his annual bonus (200% of the annual salary and bonus for Mr. James);

•	acceleration of the vesting of 100% of his equity compensation awards; and

•	Company-paid continuation of health, dental, vision and life insurance at the same ratio of premium contribution as was in effect immediately prior to the change of control for up to nine months (24 months for Mr. James) from the date of termination, including coverage for his eligible dependents.

All severance benefits payable under the change of control agreements are conditioned upon the executives signing and not revoking a release of claims in favor of Omniture no later than 60 days following the employment termination date and complying with non-competition and non-solicitation provisions contained in the agreements.

In addition, the agreements with each of Messrs. James and Herring provide that, in the event that his change of control benefits exceed 3.6 times his “base amount,” as defined in Code Section 280G, and are subject to excise taxes under Code Section 280G, the executive officer is entitled to additional payments to compensate for these excise taxes and any federal and state income and employment taxes and additional excise taxes resulting from the payment of these excise taxes. However, on March 31, 2008, Mr. Herring entered into an amended and restated change of control agreement with the Company to amend his change of control agreement to provide that Mr. Herring will not be entitled to additional payments to compensate for the taxes described above with respect to any equity compensation awards granted to Mr. Herring on or after March 25, 2008, or any payment or benefit related to any such award that is considered to be “contingent on change in ownership or control” of the Company.

These agreements are intended to enhance, but not be additive to, any pre-existing written agreements between Omniture and these executive officers. To the extent that any of the benefits in these agreements conflict with benefits contained in pre-existing written agreements between Omniture and these executive officers, the executive officers will be entitled to the superior benefits, without duplication.

Potential Payments

The following table summarizes potential change in control and severance payments to each named executive officer. The six right-hand columns describe the payments that would apply in six different potential scenarios contemplated by our amended and restated employment agreement, as amended, with Joshua G. James (the Employment Agreement), as described more fully above under “Employment Agreements, Offer Letters and Similar Agreements” and by our change of control agreements with each of our NEOs (the Change of Control Agreements) as described in “Change-in-Control Arrangements and Potential Payments Upon Termination or Change in Control — Change of Control Agreements with Named Executive Officers” above:

•	a termination of employment as a result of the applicable NEO’s “voluntary termination” or his “termination for cause” (as such term is defined in the Employment Agreement);

•	a termination of employment as a result of the applicable NEO’s “termination for disability” (as such term is defined in the Employment Agreement);

•	a termination of employment as a result of the applicable NEO’s “termination upon death” (as such term is defined in the Employment Agreement);

•	a termination of employment as a result of the applicable NEO’s “constructive termination” or “termination without cause” (as such terms are defined in the Employment Agreement);

•	a termination of employment that qualifies as a “triggering event” as defined in “Change-in-Control Arrangements and Potential Payments Upon Termination or Change in Control — Change of Control Agreements with Named Executive Officers” above following a “change of control” (as such term is defined in the Change of Control Agreements); and

•	upon a “change of control” (as such term is defined in the Employment Agreement).

The table assumes that the termination or change in control occurred on December 31, 2008. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $10.64, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 31, 2008.

Potential Change-in-Control and Severance Payments

						Payment in the
		Payment in the			Payment in the	Case of a
		Case of a			Case of a	Triggering
		Termination	Payment in the	Payment in the	Constructive	Event
		for Cause or	Case of a	Case of a	Termination or	Following a	Payment Upon
		Voluntary	Termination	Termination	Termination	Change of	a Change of
Name	Benefit Type	Termination	for Disability	Upon Death	Without Cause	Control	Control

Joshua G. James	Accrued Vacation(1)	$36,923	$36,923	$36,923	$36,923	$36,923	$36,923
	Severance(2)	—	1,050,000	840,000	1,050,000	1,680,000	—
	Value of Continued
	Employee Benefits(3)	—	11,001	8,801	11,001	17,602	—
	Value of Equity
	Award Acceleration(4)	—	—	—	683,298	683,298	683,298
	Excise Tax Gross-Up Payment(5)	—	—	—	—	1,026,645	791,600

	Total Value:	$36,923	$1,097,924	$885,724	$1,781,222	$3,444,468	$1,511,821

Michael S. Herring	Accrued Vacation(1)	$10,962	$10,962	$10,962	$10,962	$10,962	$10,962
	Severance(2)	—	—	—	—	337,500	—
	Value of Continued
	Employee Benefits(3)	—	—	—	—	6,601	—
	Value of Equity
	Award Acceleration(4)	—	—	—	—	433,358	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	—	—

	Total Value:	$10,962	$10,962	$10,962	$10,962	$788,421	$10,962

Brett M. Error	Accrued Vacation(1)	$17,308	$17,308	$17,308	$17,308	$17,308	$17,308
	Severance(2)	—	—	—	—	337,500	—
	Value of Continued
	Employee Benefits(3)	—	—	—	—	4,943	—
	Value of Equity
	Award Acceleration(4)	—	—	—	—	2,575,998	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	—	—

	Total Value:	$17,308	$17,308	$17,308	$17,308	$2,935,749	$17,308

Christopher C. Harrington	Accrued Vacation(1)	$15,577	$15,577	$15,577	$15,577	$15,577	$15,577
	Severance(2)	—	—	—	—	315,000	—
	Value of Continued
	Employee Benefits(3)	—	—	—	—	7,128	—
	Value of Equity
	Award Acceleration(4)	—	—	—	—	380,159	—
	Excise Tax Gross-Up Payment(5)	—	—	—	—	—	—

	Total Value:	$15,577	$15,577	$15,577	$15,577	$717,864	$15,577

John F. Mellor	Accrued Vacation(1)	$13,846	$13,846	$13,846	$13,846	$13,846	$13,846
	Severance(2)	—	—	—	—	216,000	—
	Value of Continued
	Employee Benefits(3)	—	—	—	—	2,129	—
	Value of Equity
	Award Acceleration(4)	—	—	—	—	239,398	—
	Excise Tax Cut Back Amount(5)	—	—	—	—	(10,893)	—

	Total Value:	$13,846	$13,846	$13,846	$13,846	$460,480	$13,846

(1)	Represents accrual for paid time off that had not been taken as of December 31, 2008.

(2)	Represents cash payments to which the applicable NEO is entitled pursuant to their respective Employment Agreement or Change of Control Agreements upon the termination events, triggering events or change of control outlined above. Other than those contained in the Employment Agreement or Change of Control Agreements, we do not currently maintain severance arrangements or a severance policy applicable to our executive officers. However, our Board of Directors may in its discretion award severance payments to our executive officers from time to time.

(3)	Includes the portion of our standard employee medical, dental and life insurance that we would pay on behalf of the applicable NEOs pursuant to their respective Employment Agreements or Change of Control Agreements upon the termination events, triggering events or change of control outlined above.

(4)	Represents the fair value of stock options that would accelerate pursuant to our NEOs’ respective Employment Agreement or Change of Control Agreements upon the termination events, triggering events or change of control outlined above using the Black-Scholes-Merton valuation method. The value of such awards was calculated assuming a price per share of our common stock of $10.64, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 31, 2008.

(5)	Represents additional payments to which the applicable NEO would be entitled pursuant to his applicable Change of Control Agreement to compensate for excise taxes that would be due pursuant to Section 280G of the Code as a result of the applicable NEO’s change of control benefits exceeding 3.6 times his “base amount,” as defined in Section 280G of the Code on December 31, 2008, upon the termination events, triggering events or change of control outlined above. With respect to Mr. Mellor, represents amounts by which payments to which he would otherwise be entitled would be reduced in accordance with his Change of Control Agreement to reduce the amount of excise taxes that would be due pursuant to Section 280G of the Code.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation provides that we are required to indemnify our directors and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, officers and other employees as determined by our Board of Directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Ernst & Young LLP as our independent registered public accounting firm to audit our books, records and accounts for the current fiscal year ending December 31, 2009. Ernst & Young has audited our financial statements beginning with the year ended December 31, 2002.

Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee of the Board of Directors will consider whether to retain that firm for the year ending December 31, 2009.

A majority of the shares present in person or by proxy and entitled to vote at the 2009 Annual Meeting is required for approval of this proposal.

We expect a representative of Ernst & Young LLP to be present at the annual meeting, but do not expect the representative to make a statement or be available to respond to questions.

Fees Paid to Ernst & Young LLP

The following table sets forth the costs incurred by the Company for services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the years ended December, 31, 2007 and December 31, 2008.

	Year Ended
	December 31,
Fee Category	2007	2008
	(In thousands)

Audit Fees	$1,158	$1,063
Audit-Related Fees	143	—
Tax Fees	220	149
All Other Fees	—	—

Total Fees	$1,521	$1,212

Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and the audit of our internal control over financial reporting, review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and includes accounting services in connection with securities offerings.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.

All Other Fees. We did not engage Ernst & Young LLP to perform services not covered by the preceding three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any such pre-approval to the Audit Committee at the next scheduled meeting.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
for the fiscal year ended December 31, 2008

The Audit Committee of the Board of Directors of Omniture, Inc. is composed of three directors: Dana L. Evan (Chair), Gregory S. Butterfield and Rory T. O’Driscoll. Our Board has determined that there is a reasonable basis to conclude that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the SEC rules and the Nasdaq rules. Our Board has also determined that Ms. Evan qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements set forth in the Nasdaq rules. The Audit Committee operates pursuant to a charter, which is accessible on the Investor Relations section of our website at http://www.omtr.com.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of the Company’s independent registered public accounting firm, including resolving disagreements between management and the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Our management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussion with the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, and in connection with the audited consolidated financial statements for the fiscal year ended December 31, 2008, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;

2. The Audit Committee has discussed with our independent registered public accounting firm — Ernst & Young LLP — the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3. The Audit Committee has received written disclosures from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence; and

4. Based on the reviews and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2008, be included in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF OMNITURE, INC.

Dana L. Evan, Chair
Gregory S. Butterfield
Rory T. O’Driscoll

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in our proxy materials in connection with our 2010 Annual Meeting of Stockholders, or 2010 annual meeting, the proposal must be in proper form (in accordance with SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by our Secretary (Omniture, Inc., 550 East Timpanogos Circle, Orem, Utah 84097, Attention: Secretary) on or before December 18, 2009.

Stockholder proposals to be submitted for consideration at our 2010 annual meeting but not submitted for inclusion in our proxy materials for that meeting, including stockholder nominations for candidates for election as directors, must be received by our Secretary not earlier than February 1, 2010, nor later than March 3, 2010, in accordance with the procedures set forth in our bylaws. However, if the date of our 2010 annual meeting is a date that is advanced by more than 30 days prior to or delayed by more than 60 days after May 13, 2010, the anniversary date of this year’s annual meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of (1) 90 days in advance of the 2010 annual meeting or (2) 10 calendar days after public announcement of the meeting date.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
(which is not a part of the Company’s proxy materials)

The 2008 Annual Report to Stockholders, including our annual report on Form 10-K for the period ended December 31, 2008, is being mailed to our stockholders with this proxy statement. The annual report on Form 10-K and the exhibits filed with it are available at our website at http://www.omtr.com. Upon request by any stockholder to Omniture Investor Relations at the address listed above, a copy of any or all exhibits to the Form 10-K will be furnished for a fee which will not exceed the Company’s reasonable expenses in furnishing the exhibits.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter should properly come before the annual meeting, however, the enclosed proxy card confers discretionary authority with respect to such matter and the persons appointed as proxies intend to vote the shares represented in accordance with their best judgment.

By Order of the Board of Directors,

Shawn J. Lindquist
Chief Legal Officer and Secretary

Orem, Utah
April 17, 2009

IMPORTANT INFORMATION CONCERNING
THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF OMNITURE, INC.

Check-in begins: 9:30 a.m.	Meeting begins: 10:00 a.m.

•	Omniture stockholders, including joint holders, as of the close of business on March 16, 2009, are entitled to attend the 2009 Annual Meeting of Stockholders on May 13, 2009

•	All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•	If you are a street name holder (that is, you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of shares of Omniture common stock as of the record date, such as your most recent brokerage statement prior to March 16, 2009, a copy of your voting instruction card or other evidence of ownership

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 16, 2009

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT!
PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Directions to:

Omniture Corporate Headquarters
550 East Timpanogos Circle
Orem, UT 84097 USA
Telephone: 801.722.7000
website: http://www.omniture.com

From Salt Lake International Airport (approximately 44 miles):

Exit the airport by taking I-80 East towards City Center, Ogden, Provo. Take I-215 towards Provo. Continue on I-215 for about 10 miles. Take the I-15 South exit towards Las Vegas.

Continue on I-15 for about 26 miles. Exit freeway at Exit 273 (1600 North Orem, Lindon exit). Turn left at the bottom of the ramp on to 1600 North.

Continue on 1600 North (through State Street) for about 3 miles until you arrive at the Canyon Park Technology Center.

Omniture’s corporate headquarters are located in Building G off of Timpanogos Drive.

ANNUAL MEETING OF STOCKHOLDERS OF
OMNITURE, INC.
May 13, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.omtr.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê   Please detach along perforated line and mail in the envelope provided. ê

20330000000000001000 8	051309

THE BOARD OF DIRECTORS OF OMNITURE, INC. RECOMMENDS A VOTE “FOR” THE ELECTION OF
ALL OF THE NOMINEES FOR CLASS III DIRECTORS LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE MARK YOUR VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☒

1. Election of Class III Directors:
NOMINEES:
☐	FOR ALL NOMINEES	¡ Dana L. Evan ¡ Joshua G. James ¡ Rory T. O’Driscoll
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009.	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of Omniture, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all of the nominees for Class III directors listed in proposal 1 and “FOR” proposal 2.
In their discretion, the proxies identified herein are authorized to vote on such other matters of business as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting, please check the box at right.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OMNITURE, INC.
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2009
AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMNITURE, INC.
      The undersigned hereby appoints Joshua G. James, Michael S. Herring and Shawn J. Lindquist and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of common stock of Omniture, Inc. held of record by the undersigned on March 16, 2009, at the Annual Meeting of Stockholders of Omniture, Inc. to be held on May 13, 2009 at 10:00 a.m. (Mountain Time) at Omniture’s corporate headquarters in Orem, Utah, or any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be marked, signed and dated on the reverse side)

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